EXHIBIT 10.2

SECOND AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

Dated as of March 31, 2010

among

MID-AMERICA APARTMENT COMMUNITIES, INC. and

MID-AMERICA APARTMENTS, L.P.

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

REGIONS BANK
as Administrative Agent

and

REGIONS CAPITAL MARKETS
as Lead Arranger and Sole Bookrunner

i

		2.5.4	Availability	32

		2.5.5	Base Rate Advances	32

		2.5.6	Delay in Requests	32

		2.5.7	Mitigation	32

		2.5.8	Survival	32

	2.6	Letters of Credit		33

		2.6.1	The Letter of Credit Commitment	33

		2.6.2	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit	34

		2.6.3	Drawings and Reimbursements; Funding of Participations	36

		2.6.4	Repayment of Participations	37

		2.6.5	Obligations Absolute	37

		2.6.6	Role of L/C Issuer	38

		2.6.7	Cash Collateral	38

		2.6.8	Applicability of ISP	38

		2.6.9	Letter of Credit Fees	39

		2.6.10	Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer	39

		2.6.11	Conflict with Issuer Documents	39

		2.6.12	Letters of Credit Issued for Borrower Subsidiaries	39

		2.6.13	Amount	39

	2.7	Swing Line Facility		39

		2.7.1	The Swing Line Commitment	39

		2.7.2	Procedure for Swing Line Borrowing; Refunding of Swing Line Advances	40

	2.8	Taxes		41

		2.8.1	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes	41

		2.8.2	Payment of Other Taxes by the Borrower	41

		2.8.3	Tax Indemnifications	41

		2.8.4	Evidence of Payments	42

		2.8.5	Status of Lenders; Tax Documentation	42

		2.8.6	Treatment of Certain Refunds	43

3.	SECURITY FOR THE CREDIT FACILITY; LOAN AND SECURITY DOCUMENTS			44

	3.1	Security		44

		3.1.1	Mortgage/Deed of Trust and Security Agreement	44

		3.1.2	Guaranties	45

		3.1.3	Environmental Compliance and Indemnification Agreement	45

		3.1.4	Additional Documents	45

	3.2	Loan Documents and Security Documents		45

	3.3	Removal of Individual Property as a Borrowing Base Property - Borrower		45

		3.3.1	Borrowing Base Compliance	46

		3.3.2	Financial Covenant Compliance	46

		3.3.3	No Default Upon Release	46

		3.3.4	No Default Prior to Release	46

		3.3.5	Payment of Fees	46

	3.4	Removal of Individual Property as a Borrowing Base Property - Administrative Agent		46

		3.4.1	Removal Criteria	46

		3.4.2	Release by Administrative Agent	46

	3.5	Additional Borrowing Base Property		47

4.	CONTINUING AUTHORITY OF AUTHORIZED OFFICERS			47

5.	CONDITIONS PRECEDENT			47

	5.1	Closing Credit Facility and Funding Initial Revolving Loan Advance		47

		5.1.1	Satisfactory Loan Documents	48

		5.1.2	Financial Information; No Material Change	48

		5.1.3	Representations and Warranties Accurate	48

		5.1.4	Validity and Sufficiency of Security Documents	48

		5.1.5	Litigation	49

		5.1.6	Formation Documents and Entity Agreements	49

		5.1.7	Compliance With Law	49

		5.1.8	Compliance With Financial Covenants	49

		5.1.9	Borrowing Base Property Due Diligence	49

		5.1.10	Condition of Property	49

		5.1.11	Insurance	49

		5.1.12	Third Party Consents and Agreements	49

		5.1.13	Legal and other Opinions	49

		5.1.14	No Default	50

	5.2	Conditions to all Credit Extensions		50

		5.2.1	Representations and Warranties	50

		5.2.2	No Default	50

		5.2.3	Financial Covenant Compliance	50

		5.2.4	Revolving Loan Notice	50

6.	REPRESENTATIONS AND WARRANTIES			50

	6.1	Formation		50

	6.2	Proceedings; Enforceability		50

	6.3	Conflicts		51

	6.4	Ownership and Taxpayer Identification Numbers		51

	6.5	Litigation		51

	6.6	Information		51

	6.7	Taxes		51

	6.8	Financial Information		51

	6.9	Control Provisions		52

	6.10	Formation Documents		52

	6.11	Bankruptcy Filings		52

	6.12	Investment Company		52

	6.13	Solvency		52

	6.14	Borrowing Base Properties		52

		6.14.1	Licenses and Permits	52

		6.14.2	Ownership	52

		6.14.3	Environmental Matters	53

	6.15	Margin Regulations; Use of Proceeds		53

	6.16	Insurance		53

	6.17	Deferred Compensation and ERISA		53

	6.18	Property Matters		53

		6.18.1	Borrowing Base Properties	53

		6.18.2	Flood Hazard	53

	6.19	No Default		53

	6.20	Governmental Authorizations; Other Consents		53

	6.21	Qualification as a REIT		54

	6.22	Compliance with Laws		54

	6.23	Significant Subsidiary		54

7.	AFFIRMATIVE COVENANTS			54

	7.1	Notices		54

	7.2	Financial Statements; Reports; Officer's Certificates		54

		7.2.1	Annual Statements	54

		7.2.2	Periodic Statements	55

		7.2.3	Borrowing Base Property Reports	55

		7.2.4	SEC Reports	55

		7.2.5	Compliance Certificates	55

		7.2.6	Data Requested	55

		7.2.7	Tax Returns	55

		7.2.8	Entity Notices	55

		7.2.9	Other Defaults	55

		7.2.10	Notice of Litigation	56

	7.3	Existence		56

	7.4	Payment of Taxes		56

	7.5	Insurance; Casualty, Taking		56

		7.5.1	General Insurance Requirements	56

		7.5.2	Payment of Premiums	56

		7.5.3	Notice of Damage	57

	7.6	Inspection		57

	7.7	Loan Documents		57

	7.8	Further Assurances		57

	7.9	Books and Records		57

	7.10	Business and Operations		57

	7.11	Title		57

	7.12	Estoppel		58

	7.13	ERISA		58

	7.14	Compliance with Laws		58

	7.15	Costs and Expenses		58

	7.16	Appraisals		59

		7.16.1	Appraisal	59

		7.16.2	Costs of Appraisal	59

	7.17	Indemnification		59

	7.18	Payment of Obligations		59

	7.19	Leverage Ratio		59

	7.20	Fixed Charge Ratio		59

	7.21	Debt Service Coverage Ratio		59

	7.22	Adjusted Net Operating Income Ratio		59

	7.23	Total Development and Joint Venture Investment Ratio		59

	7.24	Dividend Payout Ratio		59

	7.25	Net Worth		60

	7.26	Borrowing Base Property Covenants		60

		7.26.1	Apartment Community	60

		7.26.2	Business Strategy	60

	7.27	Replacement Documentation		60

	7.28	Maintenance of REIT Status		60

	7.29	The Lenders' Consultants		60

		7.29.1	Right to Employ	60

		7.29.2	Functions	60

		7.29.3	Payment	60

		7.29.4	Access	60

		7.29.5	No Liability	60

	7.30	Bank Accounts		61

	7.31	Significant Subsidiaries to be a Guarantor		61

8.	NEGATIVE COVENANTS			61

	8.1	No Changes to the Borrower and other Loan Parties		61

	8.2	Restrictions on Liens		61

		8.2.1	Administrative Agent's Liens	61

		8.2.2	Permitted Debt	61

		8.2.3	Tax Liens	61

		8.2.4	Judgment Liens	62

		8.2.5	Personal Property Liens	62

		8.2.6	L/C Issuer Liens	62

		8.2.7	Easements, Etc.	62

		8.2.8	Other Encumbrances	62

	8.3	Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity		62

		8.3.1	Transfers	62

		8.3.2	Non-Loan Parties	62

		8.3.3	Loan Parties	62

		8.3.4	Borrowing Base Properties	63

		8.3.5	Leases	63

		8.3.6	Property Transfers	63

		8.3.7	Ordinary Course	63

		8.3.8	With Consent	63

		8.3.9	Equity Issuances	63

		8.3.10	Merger of Loan Parties	63

		8.3.11	Permitted Transfers	63

	8.4	Restrictions on Debt		63

	8.5	Other Business		63

v

	8.6	Change of Control		63

	8.7	Forgiveness of Debt		63

	8.8	Affiliate Transactions		63

	8.9	ERISA		64

	8.10	Bankruptcy Filings		64

	8.11	Investment Company		64

	8.12	Swap Contracts		64

	8.13	Use of Proceeds		64

	8.14	Distributions		64

	8.15	Restrictions on Investments		64

	8.16	Negative Pledges, etc.		64

	8.17	Other Covenants		65

	8.18	Accounts Receivable from Related Persons		65

	8.19	Loans to Officers and Employees		65

9.	SPECIAL PROVISIONS			65

	9.1	Legal Requirements		65

	9.2	Limited Recourse Provisions		65

		9.2.1	Borrower Fully Liable	65

		9.2.2	Certain Non-Recourse	65

		9.2.3	Additional Matters	65

	9.3	Payment of Obligations		66

10.	EVENTS OF DEFAULT			66

	10.1	Default and Events of Default		66

		10.1.1	Failure to Pay the Credit Facility	66

		10.1.2	Failure to Make Other Payments	66

		10.1.3	Security Documents and Other Loan Documents	66

		10.1.4	Default under Other Agreements	67

		10.1.5	Representations and Warranties	67

		10.1.6	Affirmative Covenants	67

		10.1.7	Negative Covenants	67

		10.1.8	Financial Status and Insolvency	67

		10.1.9	Loan Documents	67

		10.1.10	Judgments	67

		10.1.11	ERISA	68

		10.1.12	Change of Control	68

		10.1.13	Indictment; Forfeiture	68

		10.1.14	Generally	68

	10.2	Grace Periods and Notice		68

		10.2.1	No Notice or Grace Period	68

		10.2.2	Nonpayment of Interest	68

		10.2.3	Other Monetary Defaults	68

		10.2.4	Nonmonetary Defaults Capable of Cure	68

		10.2.5	Borrowing Base Property Defaults	69

11.	REMEDIES			69

	11.1	Remedies		69

		11.1.1	Accelerate Debt	69

		11.1.2	Collateralize Letters of Credit	69

		11.1.3	Pursue Remedies	69

	11.2	Distribution of Liquidation Proceeds		69

12.	SECURITY INTEREST AND SET-OFF			70

	12.1	Security Interest		70

	12.2	Set-Off/Sharing of Payments		70

	12.3	RESERVED		71

	12.4	Additional Rights		71

13.	THE ADMINISTRATIVE AGENT AND THE LENDERS			71

	13.1	Rights, Duties and Immunities of the Administrative Agent		71

		13.1.1	Appointment of Administrative Agent	71

		13.1.2	No Other Duties, Etc.	71

		13.1.3	Delegation of Duties	71

		13.1.4	Exculpatory Provisions	71

		13.1.5	Reliance by Administrative Agent	72

		13.1.6	Notice of Default	72

		13.1.7	Lenders' Credit Decisions	73

		13.1.8	Administrative Agent's Reimbursement and Indemnification	73

		13.1.9	Administrative Agent in its Individual Capacity	73

		13.1.10	Successor Administrative Agent	73

		13.1.11	Administrative Agent May File Proofs of Claim	74

		13.1.12	Collateral and Guaranty Matters	75

	13.2	Respecting Loans and Payments		75

		13.2.1	Adjustments	75

		13.2.2	Setoff	75

		13.2.3	Distribution by the Administrative Agent	75

		13.2.4	Limited Assignment Right of Borrower	75

		13.2.5	Holders	76

	13.3	Assignments by Lenders		76

		13.3.1	Successors and Assigns Generally	76

		13.3.2	Assignments by Lenders	76

		13.3.3	Register	78

		13.3.4	Participations	78

		13.3.5	Limitations upon Participant Rights	79

		13.3.6	Certain Pledges	79

		13.3.7	Resignation as Swing Line Lender and L/C Issuer after Assignment	79

	13.4	Administrative Matters		79

		13.4.1	Amendment, Waiver, Consent, Etc.	79

		13.4.2	Deemed Consent or Approval	80

	13.5	Defaulting Lenders		81

14.	CASUALTY AND TAKING			81

	14.1	Casualty or Taking; Obligation To Repair		81

	14.2	Adjustment of Claims		81

	14.3	Payment and Application of Insurance Proceeds and Condemnation Awards		82

		14.3.1	Insurance Proceeds	81

		14.3.2	Release of Funds	81

		14.3.3	Conditions	82

	14.4	Conditions To Release of Insurance Proceeds		82

	14.5	Consultants		82

	14.6	Final Payments		83

	14.7	No Default		83

15.	GENERAL PROVISIONS			83

	15.1	Notices		83

	15.2	Interest Rate Limitation		84

	15.3	Parties Bound		84

	15.4	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial		85

		15.4.1	GOVERNING LAW	85

		15.4.2	SUBMISSION TO JURISDICTION	85

		15.4.3	WAIVER OF VENUE	85

		15.4.4	SERVICE OF PROCESS	85

		15.4.5	WAIVER OF JURY TRIAL	86

	15.5	Survival		86

	15.6	Cumulative Rights		86

	15.7	Expenses; Indemnity; Damage Waiver		86

		15.7.1	Costs and Expenses	86

		15.7.2	Indemnification by the Borrower	87

		15.7.3	Reimbursement by Lenders	87

		15.7.4	Waiver of Consequential Damages, Etc.	87

		15.7.5	Payments	87

		15.7.6	Survival	87

	15.8	Regarding Consents		87

	15.9	Obligations Absolute		88

	15.10	Table of Contents, Title and Headings		88

	15.11	Counterparts		88

	15.12	Time Of the Essence		88

	15.13	No Oral Change		88

	15.14	Monthly Statements		88

	15.15	No Advisory or Fiduciary Responsibility		88

	15.16	USA PATRIOT Act		89

	15.17	Treatment of Certain Information; Confidentiality		89

Exhibit A (Form of Assignment and Assumption)

Exhibit B (Form of Compliance Certificate)

Exhibit C (Form of Note)

Exhibit D (Form of Revolving Loan Notice)

Exhibit E (Form of Closing Compliance Certificate)

Schedule 1.1(a) (Lenders' Commitments)

Schedule 1.1(b) (Existing Letters of Credit)

Schedule 4 (Authorized Officers)

Schedule 5.1.11 (Required Property, Hazard and Other Insurance)

Schedule 6.4 (Taxpayer Identification Numbers)

Schedule 6.14.2 (Borrowing Base Properties)

Schedule 15.1 (Notices)

SECOND AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of March 31, 2010, by and among MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation, and MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (together, the "Borrower"), the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (each a "Lender" and collectively, the "Lenders"), REGIONS BANK, an Alabama banking corporation, as administrative agent for the Lenders (in such capacity, and together with its successors in such capacity, the "Administrative Agent"), and REGIONS CAPITAL MARKETS, a division of Regions Bank, as Lead Arranger and Sole Bookrunner.

Recitals

A.           The Borrower is a party to that certain Revolving Credit Agreement (Amended and Restated), dated as of July 17, 2003 (as amended from time to time through the date hereof, the "Existing Loan Agreement"), among the Borrower, the lenders party thereto and Regions Bank, as administrative agent.

B.           The Borrower has requested that the Lenders amend and restate the Existing Loan Agreement in this Agreement.

C.           The Lenders have agreed to amend and restate the Existing Loan Agreement and to provide a credit facility to the Borrower in an aggregate amount of $50,000,000, subject to increase, on the terms and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1          Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

"Additional Collateral Request" shall have the meaning set forth in Section 3.5.

"Adjusted Appraised Value" shall mean, with respect to the Borrowing Base Properties that are Stabilized Assets, sixty-five percent (65%) of the Aggregate Appraised Value of such Stabilized Assets.

"Adjusted Fair Market Value" shall mean, with respect to the Borrowing Base Properties, sixty-five percent (65%) of the Aggregate Fair Market Value of such Borrowing Base Properties.

"Adjusted FFO" shall mean, for Parent and its Consolidated Subsidiaries, net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from (i) debt restructurings, (ii) sales of real property, and (iii) extraordinary and/or nonrecurring items, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof relative to funds from operations promulgated by the National Association of Real Estate Investment Trusts or its successor.

"Adjusted Net Operating Income" shall mean, for any Calculation Period for any Individual Property, the Pro Rata Share of (i) Net Operating Income for the Calculation Period, annualized, less (ii) management fees (calculated as the greater of either 5% of total revenue for the Calculation Period, annualized, or actual management expenses incurred during the Calculation Period, annualized), to the extent not already deducted from Net Operating Income, less (iii) allowances for capital expenditures in the amount of $50 per rental unit for the Calculation Period, annualized.

"Adjusted Net Operating Income Ratio" shall mean, for each Calculation Period, the ratio of (a) Adjusted Net Operating Income to (b) Assumed Debt Service.

"Administrative Agent" shall mean Regions Bank, an Alabama banking corporation, acting as agent for the Lenders, together with its successors and assigns.

"Administrative Agent's Office" shall mean the Administrative Agent's address and, as appropriate, account as set forth in Section 15.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

"Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affiliate" shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Aggregate Appraised Value" shall mean, with respect to any group of Collateral Properties, the sum of the Appraised Value for such Collateral Properties.

"Aggregate Fair Market Value" shall mean, with respect to any group of Collateral Properties, the sum of the Fair Market Value for such Collateral Properties.

"Agreement" shall have the meaning set forth in the Preamble.

"Applicable Margin" shall mean (a) for LIBO Rate Advances, 2.75% and (b) for Base Rate Advances, 1.75%.

"Appraisal" shall mean an MAI appraisal reflecting the "as is" appraised market value of an Individual Property ordered by the Administrative Agent (or by the Borrower in accordance with Section 7.16.1) in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders and prepared by an appraiser reasonably acceptable to the Administrative Agent.

"Appraised Value" shall mean, with respect to any Collateral Property, the "as is" appraised market value for such Collateral Property set forth in an Appraisal.

"Approved Fund" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignee Group" shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

"Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.3, and accepted by the Administrative Agent),in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

"Assumed Debt Service" shall be calculated as the amount of monthly installments of principal and interest that would be required to be paid on the Credit Facility during the Calculation Period, annualized, based on an assumed principal amortization of twenty-five (25) years and an assumed interest rate of the greater of (i) the then prevailing 10-year U.S. Treasury note rate plus 200 basis points, or (ii) seven percent (7.0%).

"Authorized Officer" shall mean, with respect to any Loan Party or any of their constituent entities, the President, Managing Member, General Partner or other authorized officer whose name appears on a certificate of incumbency executed and delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time to identify the names of the individuals then holding such offices and authority, in form and substance satisfactory to the Administrative Agent.

"Base Rate" shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the LIBO Rate (as specified in clause (b) of the definition thereof) plus 1.00%.

"Base Rate Advance" shall mean any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Base Rate plus the Applicable Margin for Base Rate Advances.

"Book Value" shall mean the value of such property or asset, as determined in accordance with GAAP.

"Borrower" shall have the meaning set forth in the Preamble.

"Borrower Subsidiaries" shall mean, individually and collectively, all of the Subsidiaries of the Borrower.

"Borrower Reduction Date" shall have the meaning set forth in Section 2.2.2(b).

"Borrower Termination Date" shall have the meaning set forth in Section 2.2.2(a).

"Borrowing Base Property" and "Borrowing Base Properties" shall mean, the Individual Properties initially listed in Schedule 6.14.2 attached hereto, plus any Individual Property which subsequently becomes a Borrowing Base Property in accordance with Section 3.5, hereof, but excluding (i) any Borrowing Base Property which is determined by the Administrative Agent to no longer be a Borrowing Base Property in accordance with Section 3.4, hereof, or (ii) any Borrowing Base Property which is released as Collateral in accordance with Section 3.3 hereof.

"Borrowing Base Property Owner" and "Borrowing Base Property Owners" shall mean, from time to time, the Borrower or the Wholly-Owned Subsidiary(ies) of the Borrower which is or are the owner or owners of the fee simple interest in a Borrowing Base Property or the Borrowing Base Properties.

"Borrowing Base Property Requirements" shall mean the requirements, with respect to any Individual Property, set forth below:

(a)          The Individual Property satisfies all Eligibility Criteria.

(b)          The Borrower (or applicable Loan Party) has executed all Security Documents in connection with such Individual Property, including, without limitation, the Security Documents set forth in Sections 3.1.1 through and including Section 3.1.3 hereof.

(c)          The Individual Property is owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, except as otherwise approved by the Administrative Agent and the Required Lenders.

(d)          The Administrative Agent shall have received and completed a satisfactory review of such due diligence as the Administrative Agent and the Required Lenders may reasonably require (with the Borrower delivering such diligence to the Administrative Agent for delivery to the Lenders) with respect to any Individual Property, including, without limitation:

(i)           (1)           A mortgagee title insurance policy naming the Administrative Agent, on behalf of the Lenders, as the first mortgagee, which meets the Administrative Agent's title insurance requirements furnished to the Borrower to the reasonable satisfaction of the Administrative Agent and the Administrative Agent's counsel in the amount of the Borrowing Base Value; and (2) such other evidence of the perfection of its security interests as the Administrative Agent and the Administrative Agent's counsel may reasonably require;

(ii)          A current, as-built survey of the Individual Property containing a certification thereon, or on a separate surveyor's certificate, of a land surveyor reasonably acceptable to the Administrative Agent which meets the Administrative Agent's survey requirements furnished to the Borrower to the reasonable satisfaction of the Administrative Agent and the Administrative Agent's counsel;

(iii)         A copy of any reciprocal easement agreements with respect to the Individual Property and, if reasonably requested by the Administrative Agent, an estoppel certificate from all of the parties thereto in form and substance reasonably acceptable to the Administrative Agent;

(iv)         Evidence of insurance complying with the requirements of Schedule 5.1.11 attached hereto;

(v)          A current Appraisal; provided, however, that Appraisals that are less than twelve (12) months old shall be acceptable;

(vi)         A current environmental Phase I Site Assessment performed by a firm reasonably acceptable to the Administrative Agent within six (6) months of submission to the Administrative Agent (or within six (6) months of when such Individual Property became a Borrowing Base Property), which indicates the property is free from recognized hazardous materials or substances apparent from the inspection, or affected by such environmental matters as may be reasonably acceptable to the Administrative Agent and the Required Lenders;

(vii)        A current Inspection Report performed by a firm reasonably acceptable to the Administrative Agent within six (6) months of submission to the Administrative Agent, such report to be reasonably acceptable to the Administrative Agent and the Required Lenders;

(viii)       Such other real estate documents (including, without limitation, flood hazard determinations and evidence of flood insurance to the extent required) reasonably deemed appropriate for commercially reasonable underwriting by the Administrative Agent in respect of the Borrowing Base Property;

(ix)         Evidence of compliance with current zoning regulations as may be reasonably acceptable to the Administrative Agent and the Required Lenders; and

(xi)         An opinion of counsel of the Borrower in form and substance satisfactory to the Administrative Agent.

"Borrowing Base Value" shall mean, as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, the sum of (a) for Borrowing Base Properties that are Stabilized Assets (subject to subclause (c) herein), the Adjusted Fair Market Value of such Borrowing Base Properties, plus (b) for Borrowing Base Properties that are Non-Stabilized Assets, the Adjusted Fair Market Value of such Non-Stabilized Assets, plus (c) for Borrowing Base Properties that are Stabilized Assets, for the period commencing on the date a Stabilized Asset is added as a Borrowing Base Property and continuing thereafter through a full calendar quarter, the Adjusted Appraised Value of such Stabilized Assets.  Notwithstanding the above, if an Event of Loss as to any Borrowing Base Property that is a Stabilized Asset occurs to the extent that twenty-five percent (25%) or less of the apartment units included in such Stabilized Asset are rendered uninhabitable, the Borrowing Base Value for such Stabilized Asset shall be immediately reduced to an amount equal to sixty percent (60%) of the Fair Market Value of such Stabilized Asset immediately prior to such Event of Loss; provided, however, that if the damaged Stabilized Asset is insured in an amount sufficient to rebuild or restore such damage and if loss of rents insurance is available during the repair and reconstruction period, no reduction in the Borrowing Base Value will result hereunder.  It is agreed that if such Stabilized Asset is determined by the Administrative Agent to no longer be a Restoration Property, the Borrowing Base Value shall be recalculated as of the date such Stabilized Asset is determined to no longer be a Restoration Property, based on the then Adjusted Fair Market Value.

"Breakage Fee" shall have the meaning set forth in Section 2.3.15.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any LIBO Rate Advance, shall mean any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.  Further, except as otherwise set forth in the Loan Documents, payments shall be due on the first Business Day of each calendar month.

"Calculation Date" shall mean the last day of each calendar quarter commencing with March 31, 2010.

"Calculation Period" shall mean for each Calculation Date, the just completed calendar quarter (inclusive of the applicable Calculation Date).

"Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.

"Cash Collateral" shall have the meaning set forth in Section 2.6.7.

"Cash Collateralize" shall have the meaning set forth in Section 2.6.7.

"Certificate of Occupancy" shall mean a certificate of occupancy issued by the governmental authority in whose jurisdiction the subject Borrowing Base Property lies, or such other comparable governmental approval if a certificate of occupancy is not utilized by the applicable governmental authority.

"Change in Law" shall mean the occurrence of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"Change of Control" shall mean the occurrence of any of the following:

(a)          The acquisition by any Person, or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 30% or more of the outstanding shares of voting stock of Parent, other than short term acquisitions necessary in connection with the ultimate sale or other offerings of equity interests otherwise permitted hereunder;

(b)          During any period of twelve (12) consecutive calendar months, individuals:

(1)          who were directors of Parent on the first day of such period shall cease to constitute a majority of the board of directors of Parent; or

(2)          whose election or nomination for election to the board of directors of Parent was recommended or approved by at least a majority of the directors then still in office who were directors of Parent on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Parent; or

(c)          Parent shall cease to be the sole general partner of Mid-America; or

(d)          Parent shall cease to own a minimum of 50% of the beneficial ownership interest in Mid-America; or

(e)          With respect to any Borrowing Base Property Owner that is not a Borrower, the transfer of any ownership interest therein such that such Borrowing Base Property Owner is not a Wholly-Owned Subsidiary of the Borrower; or

(f)           Exchanges by existing limited partners of Mid-America of their respective limited partnership interests for capital stock of Parent, which exceed in the aggregate, as to all such exchanges or transfers, more than thirty-five percent (35%) of the partnership interests of Mid-America.

"Closing Compliance Certificate" shall have the meaning set forth in Section 5.1.2(b).

"Closing Date" shall have the meaning set forth in Section 5.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

"Collateral" shall have the meaning set forth in Section 3.1.

"Collateral Property" and "Collateral Properties" shall mean any Borrowing Base Property or Borrowing Base Properties and other Individual Properties which (i) were a Borrowing Base Property, (ii) were no longer deemed such under Section 3.4.1, and (iii) for which the Release Conditions have not been satisfied, as described in Section 3.4.2.

"Collateral Release Request" shall have the meaning set forth in Section 3.3.

"Commitment" shall mean, with respect to each Lender, the amount set forth on Schedule 1.1(a) attached hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Administrative Agent as provided in Article 13 and Section 2.1.1(c).

"Commitment Percentage" shall mean with respect to any Lender at any time, the percentage of the Total Commitments represented by such Lender's Commitment at such time.  If the commitment of each Lender to make Revolving Loan Advances, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Article 11 or if the Total Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1(a) attached hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Compliance Certificate" shall mean a compliance certificate in the form of Exhibit B attached hereto.

"Consolidated" or "Consolidating" shall mean consolidated or consolidating as defined in accordance with GAAP.

"Consolidated Entity" or "Consolidated Entities" shall mean, singly and collectively, the Borrower and any Subsidiary of the Borrower that is Consolidated.

"Consolidated EBITDA" shall mean the sum of the Pro Rata Share of EBITDA for each Consolidated Entity.

"Consolidated Total Assets" shall mean, for any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that all assets composed of real property shall be valued on an undepreciated cost basis and the portion of any joint venture assets owned by such Person shall be included in Consolidated Total Assets.  The assets of a Person and its Subsidiaries shall be adjusted to reflect such Person’s allocable share of such assets, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person’s respective ownership interest in its Subsidiaries.

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Cost to Repair" shall have the meaning set forth in Section 14.3.1.

"Credit Extension" shall mean each of the following: (a) a Loan Advance, (b) a Swing Line Advance and (c) an L/C Credit Extension.

"Credit Facility" shall mean all extensions of credit by a Lender, the Swing Line Lender or the L/C Issuer to the Borrower pursuant to this Agreement.

"Debt" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) any Guarantee of any indebtedness or other obligation of any Person, either directly or indirectly, of indebtedness described in clauses (i) through (vi), and (viii) all Debt referred to in clauses (i) through (vii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.  For the purposes of the calculation of the Financial Covenants, Debt of any entity in which a Person owns an ownership interest shall be calculated on its Pro Rata Share of such Debt, unless such Person has delivered a guaranty or other indemnity in connection with such Debt creating a greater proportionate liability, in which event, such greater liability shall apply.

"Debt Service Coverage Ratio" shall mean, for each Calculation Period, the ratio of (a) Consolidated EBITDA to (b) Interest Expense.

"Debtor Relief Laws" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" shall have the meaning set forth in Section 10.1.

"Default Rate" shall mean (a) when used with respect to Borrower Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Advances plus (iii) four percent (4.0%) per annum; provided, however, that with respect to LIBO Rate Advances, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such LIBO Rate Advances plus four percent (4.0%) per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for LIBO Rate Advances plus four percent (4.0%) per annum.

"Defaulting Lender" shall mean any Lender that (a) has failed to fund any portion of the Revolving Loans, Swing Line Advances or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed (or has had its direct or indirect parent) deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

"Development Project" is a real property which is being developed into, or upon which improvements are being constructed to enable it to become, an apartment community owned by either Borrower or a Subsidiary.

"Distribution" shall mean, with respect to any Person, that such Person has paid a dividend or returned any equity capital to its stockholders, members or partners or made any other distribution, payment or delivery of property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any membership or partnership interests (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any membership or partnership interests of such Person (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans.

"Dividend Payout Ratio" shall mean the ratio of (a) dividend payments for a trailing twelve (12) month period (including both common stock dividends and preferred stock dividends) to (b) Funds From Operations for said period.

"Dollars" shall mean lawful money of the United States.

"Drawdown Date" shall have the meaning set forth in Section 2.1.2(a).

"EBITDA" shall mean for any Person the sum of (i) net income (or loss), plus (ii) actual interest paid or payable respecting all Debt to the extent included as an expense in the calculation of net income (or loss), plus (iii) total Tax Expenses to the extent included as an expense in the calculation of net income (or loss), plus (iv) total depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss), plus (v) losses from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as an expense in the calculation of net income, minus (vi) gains from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as income in the calculation of net income, minus (vii) allowances for capital expenditures in the amount of $200.00 per annum per rental unit, adjusted (viii) for the elimination of straight line rents, all of the foregoing as determined in accordance with GAAP, as appropriate.  Without limiting the generality of the foregoing, in determining EBITDA, net income shall include as income, Rent Loss Proceeds.

"Eligibility Criteria" shall mean the following criteria which must be satisfied in a manner acceptable to the Administrative Agent for each Borrowing Base Property:

(a)          the Borrowing Base Property is an apartment community for which all Certificates of Occupancy have been issued located in the United States owned by a Borrowing Base Property Owner;

(b)          the Borrower provides reasonably acceptable historical operating and leasing information;

(c)          the Borrower provides a certification as to the absence, to Borrower's knowledge, of any material environmental issues;

(d)          the Borrower provides a certification as to the absence, to Borrower's knowledge, of any material structural issues; and

(e)          no liens or encumbrances shall exist on the Borrowing Base Property upon its inclusion as a Borrowing Base Property, other than Permitted Liens.

"Eligible Assignee" shall mean any Person that meets the requirements to be an assignee under Section 13.3.2 (including the requirements or limitations set forth in Sections 13.3.2(c), 13.3.2(e) and 13.3.2(f)), subject to such consents, if any, as may be required under Section 13.3.2(c).

"Employee" shall mean a salaried, full time employee of either Borrower or any Subsidiary.

"Employee Note" shall mean an unsecured promissory note executed by an Employee to the order of a Borrower or a Subsidiary, evidencing a loan to such Employee.

"Environmental Indemnity Agreement" shall have the meaning set forth in Section 3.1.3, as such agreements may be amended, restated, supplemented or otherwise updated or modified from time to time.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with either Borrower or a Loan Party would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of either Borrower or a Loan Party being or having been a general partner of such Person.

"Event of Default" shall have the meaning set forth in Section 10.1.

"Event of Loss" shall mean, with respect to any Collateral Property, any of the following: (a) any loss or destruction of, or damage to, such Collateral Property of $100,000 or more; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Collateral Property, or confiscation of such Collateral Property or the requisition of such Collateral Property by a Governmental Agency or any Person having the power of eminent domain, or any voluntary transfer of such Collateral Property or any portion thereof in lieu of any such condemnation, seizure or taking.

"Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Swing Line Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall gross or net income (however denominated), and franchise taxes or similar taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or with which it has a present or former connection (other than any such connection resulting from its having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 2.8.5(b) and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 13.2.4), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with clause (ii) of Section 2.8.5(b), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.8.5(b) or 2.8.5(c).

"Existing Borrowing Base Properties" shall mean the Individual Properties that are qualified as Borrowing Base Properties under the Existing Loan Agreement as of the Closing Date.

"Existing Letters of Credit" shall mean those certain letters of credit listed on Schedule 1.1(b), which shall be deemed to have been issued under the terms of this Agreement.

"Existing Loan Agreement" shall have the meaning set forth in Recital A.

"Extended Maturity Date" shall have the meaning set forth in Section 2.2.1.

"Extended Term" shall have the meaning set forth in Section 2.2.1.

"Extension Fee" shall have the meaning set forth in Section 2.2.1.

"Fair Market Value" shall be an amount, with respect to any Collateral Property, as determined not later than the twenty-second (22nd) day of each calendar quarter, but as of the last day of the immediately preceding calendar quarter, calculated by dividing the prior calendar quarter’s annualized Adjusted Net Operating Income by an eight and one half percent (8.50%) capitalization rate for the Existing Borrowing Base Properties with the exception of the Reserve at Dexter Phases I, II and III property located in Cordova, Tennessee, which shall be capitalized at an eight percent (8.00%) capitalization rate. The Administrative Agent shall determine, in its reasonable discretion, the capitalization rates utilized in the definition of "Fair Market Value" for Individual Properties that become Borrowing Base Properties pursuant to Section 3.5.

"Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York; provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions in effect on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Regions on such day on such transactions as determined by the Administrative Agent.

"Fee Letter" shall mean that certain fee letter, dated as of January 12, 2010, by and among the Borrower, Regions and Regions Capital Markets.

"Financial Covenants" shall mean those covenants of the Borrower set forth in Sections 7.19 through 7.25.

"Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31.

"Fixed Charges" shall mean the aggregate of the Pro Rata Share of all (a) Interest Expenses (excluding any interest expenses required to be capitalized under GAAP), (b) regularly scheduled principal amortization payments (other than any final "balloon" payments due at maturity) on all Debt of the Consolidated Entities, (c) preferred dividend payments or required Distributions (other than Distributions by the Borrower to holders of operating partnership units and Distributions by Parent to common equity holders) paid or payable by the Consolidated Entities, and (d) Tax Expenses for the Consolidated Entities, all of the foregoing as determined in accordance with GAAP.

"Fixed Charge Ratio" shall mean, for each Calculation Period, the ratio of (a) Consolidated EBITDA to (b) Fixed Charges.

"Foreign Lender" shall mean any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

"Formation Documents" shall mean, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws and any similar agreement, document or instrument of any Person, as amended subject to the terms and provisions hereof.

"Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

"Funds from Operations" shall mean consolidated net income of Parent for a trailing twelve (12) month period (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of an Individual Property, plus depreciation of Individual Properties.  Upon written pre-approval of the Administrative Agent, exceptions may be made where the Board of Directors of Parent determines, in good faith, that a special dividend must be paid to avoid taxes due to excess gains from the sale of an Individual Property.

"GAAP" shall mean generally accepted accounting principles in the United States of America.

"Governmental Authority" shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantee" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith and reasonably approved by the Administrative Agent.  The term "Guarantee" as a verb has a corresponding meaning.

"Guaranty" shall have the meaning set forth in Section 3.1.2 as such agreements may be amended, restated, supplemented or otherwise updated or modified from time to time.

"Guarantor" or "Guarantors" shall mean those certain Subsidiaries of Borrower that have entered into a Guaranty.

"Hazardous Material Laws" shall have the meaning set forth in the Environmental Indemnity Agreement.

"Hazardous Materials" shall mean and include asbestos, mold, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

"Impacted Lender" shall mean any Lender as to which (a) L/C Issuer has a good faith belief that the Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (b) an entity that controls the Lender has been deemed insolvent or become subject to a bankruptcy or other similar proceeding.

"Increase Effective Date" shall have the meaning set forth in Section 2.1.1(c).

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Indemnitee" shall have the meaning set forth in Section 15.7.2.

"Individual Property" and "Individual Properties" shall mean, from time to time, all real estate property owned by any Consolidated Entity or any Unconsolidated Entity, together with all improvements, fixtures, equipment, and personalty relating to such property.

"Initial Maturity Date" shall have the meaning set forth in Section 2.2.1.

"Initial Term" shall have the meaning set forth in Section 2.2.1.

"Inspection Report" shall mean the written report commissioned by the Administrative Agent as part of the due diligence process for determining whether an Individual Property may become a Borrowing Base Property.

"Insurance/Taking Release Conditions" shall mean as to any Event of Loss, the following conditions: (a) the Cost to Repair is less than or equal to Five Hundred Thousand Dollars ($500,000); (b) no Event of Default shall have occurred and be continuing; (c) the Borrowing Base Property and the use thereof after the Repair Work will be in compliance with, and permitted under, all applicable Laws; and (d) such Event of Loss does not materially impair access to the Borrowing Base Property.

"Interest Expense" shall mean the sum of the Pro Rata Share of the aggregate actual interest (whether expensed or capitalized) paid or payable respecting all Debt by the Consolidated Entities.

"Interest Period" shall mean, as to each LIBO Rate Advance, the period commencing on the date such LIBO Rate Advance is disbursed or converted to or continued as a LIBO Rate Advance and ending on the numerically corresponding day in the first, third or sixth month thereafter, as selected by the Borrower in its Revolving Loan Notice; provided, however, that:

(i)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

"Investment" shall mean the acquisition of any real property or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

"ISP" shall mean, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

"Issuer Documents" shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Borrower Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

"Knowledge" or "knowledge" shall mean, with respect to any Loan Party, the actual knowledge of any Authorized Officer of such Loan Party after reasonable inquiry. Notwithstanding the foregoing, such named parties and their successors are not parties to this Agreement and shall have no liability for a breach of any representation, warranty, covenant or agreement deemed to be made to their actual knowledge.

"Late Charge" shall have the meaning set forth in Section 2.3.14.

"Laws" shall mean, collectively, all Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

"L/C Advance" shall mean, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

"L/C Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or repaid through a Loan Advance.

"L/C Credit Extension" shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Draw" shall mean a payment made by the Administrative Agent pursuant to a Letter of Credit which was presented to the Administrative Agent for a draw of proceeds thereunder.

"L/C Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all L/C Draws that have not yet been reimbursed by or on behalf of the Borrower, or repaid through a Loan Advance, at such time.

"L/C Issuer" shall mean Regions Bank, an Alabama banking corporation, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

"L/C Obligations" shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.6.13.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"Lease" shall mean any lease relative to all or any portion of a Borrowing Base Property.

"Lenders" shall have the meaning set forth in the Preamble.

"Lenders' Consultant" shall have the meaning set forth in Section 7.29.

"Lending Office" shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

"Letter of Credit" shall mean any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

"Letter of Credit Application" shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

"Letter of Credit Expiration Date" shall mean the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Fee" shall have the meaning set forth in Section 2.6.9.

"Letter of Credit Sublimit" shall mean an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitment.

"Leverage Ratio" shall mean the quotient (expressed as a percentage) resulting from dividing (i) the aggregate of all Debt of the Consolidated Entities by (ii) the Total Market Value of Assets.

"LIBO Rate" shall mean:

(a)          For any Interest Period with respect to a LIBO Rate Advance, the rate per annum equal to (A) the British Bankers Association LIBOR Rate as published by a recognized online information service, such as Bloomberg Financial Markets News Service (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) ("BBA LIBOR"), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such published rate is not available at such time for any reason or in the event the Administrative Agent, in the reasonable exercise of its discretion, determines that the rate so established and reported by the British Bankers Association ceases to reflect accurately the rate offered by leading banks in the London interbank market for such deposits, the rate reasonably determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Advance being made, continued or converted by Regions and with a term equivalent to such Interest Period that would be offered by leading banks in the London interbank eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. For purposes of determining the LIBO Rate in this subsection (a), such LIBO Rate shall never be less than one and one-half percent (1.50%).

(b)          For any interest rate calculation with respect to a Base Rate Advance, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason or in the event the Administrative Agent, in the reasonable exercise of its discretion, determines that the rate so established and reported by the British Bankers Association ceases to reflect accurately the rate offered by leading banks in the London interbank market for such deposits, the rate reasonably determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Advance being made, continued or converted by Regions and with a term equal to one month would be offered by leading banks in the London interbank Eurodollar market at the date and time of determination.

"LIBO Rate Advance" shall mean any principal outstanding under this Agreement which pursuant to this Agreement bears interest at the LIBO Rate plus the Applicable Margin for LIBO Rate Advances.

"Licenses and Permits" shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any Governmental Authority or by a private party, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Laws which may be applicable to any Collateral Property.

"Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

"Liquidation Proceeds" shall mean amounts received by the Administrative Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents (including, but not limited to, all rents, profits and other proceeds received by the Administrative Agent and/or the Lenders from the liquidation of, or exercising rights upon the occurrence of an Event of Default relative to, any Collateral, but not including any amount bid at a foreclosure sale or on behalf of the Administrative Agent or otherwise credited to the Borrower in, any deed-in-lieu of foreclosure or similar transaction).

"Loan Documents" shall have the meaning set forth in Section 3.2.

"Loan Party" and "Loan Parties" shall mean, singly and collectively, the Borrower, the Guarantors and each Borrowing Base Property Owner, and any Subsidiary and Affiliate of any of the foregoing which is party to any Loan Document.

"Major Event of Loss" shall mean, with respect to any Borrowing Base Property, both (1) any of the following: (a) any loss or destruction of, or damage to, such Borrowing Base Property such that either (x) the repairs and restoration thereof cannot be completed, in the judgment of the Lenders' Consultant and if there is no Lenders' Consultant, an independent architect or engineer retained by the Borrower, within six (6) months after the occurrence of such loss, damage or destruction or (y) rendering more than twenty-five percent (25%) of the apartment units of such Borrowing Base Property uninhabitable, as determined by the applicable Lenders' Consultant and if there is no Lenders' Consultant, an independent architect or engineer retained by the Borrower; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Borrowing Base Property, or confiscation of such Borrowing Base Property or the requisition of such Borrowing Base Property by a Governmental Authority or any Person having the power of eminent domain, or any voluntary transfer of such Borrowing Base Property or any portion thereof in lieu of any such condemnation, seizure or taking, rendering more than twenty-five percent (25%) of the apartment units of such Borrowing Base Property uninhabitable, as determined by the Lenders' Consultant and if there is no Lenders' Consultant, an independent architect or engineer retained by the Borrower, and (2) the Administrative Agent does not elect under Section 14.3.3 to make Net Proceeds with respect to such Event of Loss available for Repair Work.

"Mandatory Principal Payment" shall have the meaning set forth in Section 2.3.8.

"Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of either Borrower, or, taken as a whole, the Loan Parties, (ii) the ability of either Borrower, or, taken as a whole, the Loan Parties to perform any material Obligations or to pay any Obligations which it is or they are obligated to pay in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Administrative Agent and/or any of the Lenders under any Loan Document or (iv) any Lien given to Administrative Agent and/or any of the Lenders on any material portion of the Collateral or the priority of any such Lien.

"Maturity" shall mean the Initial Maturity Date, or, if extended pursuant to the terms hereof, the Extended Maturity Date, or, in any instance, upon acceleration of the Credit Facility, if the Credit Facility has been accelerated by the Lenders upon an Event of Default.

"Maturity Date" shall have the meaning set forth in Section 2.2.1.

"Maximum Loan Amount" shall have the meaning set forth in Section 2.1.1(a).

"Maximum Rate" shall have the meaning set forth in Section 15.2.

"Mid-America" shall mean Mid-America Apartments, L.P., a Tennessee limited partnership.

"Mortgage" shall have the meaning set forth in Section 3.1.1, as such agreements may be amended, restated, supplemented or otherwise updated or modified from time to time.

"Net Operating Income" shall mean, for any period of determination, (i) net operating income generated by an Individual Property for such period (i.e., gross operating income, inclusive of any rent loss insurance, less expenses (exclusive of debt service, capital expenditures and vacancy allowances and before depreciation and amortization)), determined in accordance with GAAP, as generated by, through or under Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Individual Property determined on a GAAP basis. For purposes hereof, all rental income shall be adjusted for straight line rents.  Borrower shall provide the Administrative Agent with all information and materials required by the Administrative Agent necessary for the determination of Net Operating Income.  If any Leases are scheduled to expire during such period of determination, no rents or other amounts payable under such Leases with respect to any portion of such period occurring after such scheduled expiration date shall be included in the determination of Net Operating Income for such period.  If any Leases are scheduled to commence (and rent and occupancy pursuant thereto are also scheduled to commence) during such period of determination, the rents and other amounts payable under such Leases with respect to any period occurring after the scheduled commencement date shall be included in the determination of Net Operating Income for such period.

"Net Proceeds" shall mean (i) the net amount of all insurance proceeds received under any insurance policies other than Rent Loss Proceeds as a result of the occurrence of an Event of Loss described in clause (a) of the definition of Event of Loss with respect to any Collateral Property, after deduction of the reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received with respect to the occurrence of an Event of Loss described in clause (b) of the definition of Event of Loss, after deduction of the reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be.

"Net Worth" shall mean (a) the sum of (i) total Parent shareholders' equity in Mid-America and (ii) the limited partners' interest in Mid-America (both controlling and non-controlling interests) as of the Calculation Date appearing on the consolidated financial statements of Parent as determined in accordance with GAAP, plus (b) depreciation and amortization provided after December 31, 2009 through the Calculation Date on a cumulative basis.

"Non-Stabilized Asset" shall mean an Individual Property that is not a Stabilized Asset.

"Note" shall mean, collectively, the various promissory notes payable to each Lender in the form of Exhibit C attached hereto.

"Obligations" shall mean without limitation, all and each of the following, whether now existing or hereafter arising:

(a)          Any and all direct and indirect liabilities, debts, and obligations of the Borrower or any Loan Party to the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

(b)          Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower or any Loan Party to the Administrative Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Administrative Agent or any Lender) under or arising out of the Loan Documents, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Administrative Agent or any Lender may hold against the Borrower or any Loan Party including, without limitation, any obligation arising under any Swap Contract with the Administrative Agent or any Lender.

(c)          All notes and other obligations of the Borrower or any Loan Party now or hereafter assigned to or held by the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

(d)          All interest, fees, and charges and other amounts which may be charged by the Administrative Agent or any Lender to the Borrower or any Loan Party and/or which may be due from the Borrower or any Loan Party to the Administrative Agent or any Lender from time to time under or arising out of the Loan Documents.

(e)          All costs and expenses incurred or paid by the Administrative Agent or any Lender in respect of any agreement between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender (including, without limitation, costs of collection, attorneys' reasonable fees, and all court and litigation costs and expenses) in connection with the Credit Facility.

(f)           Any and all covenants of the Borrower or any Loan Party to or with the Administrative Agent or any Lender and any and all obligations of the Borrower or any Loan Party to act or to refrain from acting in accordance with any agreement between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender in connection with the Credit Facility.

"Occupancy Ratio" shall mean with respect to any Borrowing Base Property, the ratio as determined by the Administrative Agent of the number of rental units thereof as to which tenants are in physical occupancy and paying rent, to the total number of rental units thereof.  Notwithstanding the foregoing, the Occupancy Ratio for any Borrowing Base Property as to which an Event of Loss has occurred to the extent that twenty-five percent (25%) or less of the apartment units included in such Stabilized Asset are rendered uninhabitable shall be equal to the greater of (i) the actual Occupancy Ratio with respect thereto or (ii) the Occupancy Ratio immediately prior to the said Event of Loss for a period equal to the lesser of (x) six (6) months from the occurrence of the Event of Loss or (y) the determination that the subject Borrowing Base Property is not, or ceases to be, a Restoration Property.

"Officer's Certificate" shall mean a certificate delivered to the Administrative Agent by the Borrower, a Borrower Subsidiary, or a Guarantor, as the case may be respectively, which is signed by an Authorized Officer.

"Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Outstanding Amount" shall mean (i) with respect to the Revolving Loan Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Revolving Loan Advances occurring on such date; (ii) with respect to the Swing Line Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Line Advances occurring on such date and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

"Parent" shall mean Mid-America Apartment Communities, Inc., a Tennessee corporation.

"Participant" shall have the meaning set forth in Section 13.3.4.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

"Permitted Distributions" shall mean (a) so long as no Event of Default exists and is continuing, or would be created thereby, any Distributions by the Borrower, (i) in any amount, provided that such Distributions, to the extent not included in the determination of Adjusted FFO, shall not exceed ninety percent (90%) of Adjusted FFO for the just completed calendar quarter (with the initial test to be for the quarter ending March 31, 2010); provided, however, that any Distributions by the Borrower shall be permitted as are necessary for Parent to maintain REIT status including any Distributions that are greater than the amounts set forth in this subclause (a)(i), (ii) concerning the repurchase or redemption of stock of Parent or partnership interests in Mid-America, or (iii) concerning the issuance of operating partnership units or stock in return for equity interests in connection with any Permitted Investment, or (b) at any time after and during the continuance of any Event of Default, such Distributions as are necessary for Parent to maintain REIT status (measured on a quarterly basis), all of the foregoing tested by the Borrower on each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be as verified by the Administrative Agent.

"Permitted Investments" shall mean the following:

(a)          The Pro Rata Share of Investments in (i) Development Projects (valued at undepreciated Book Value) and (ii) Unconsolidated Entities including, without limitation, the purchase of all or any portion of any interests held by persons that are not Wholly-Owned Subsidiaries of the Borrower, which, in the aggregate, do not exceed seven and one-half percent (7.5%) of Total Market Value of Assets;

(b)          The Pro Rata Share of Investments in Land Assets which, in the aggregate, valued at Book Value do not exceed seven and one-half percent (7.5%) of Total Market Value of Assets;

(c)          Investments in Swap Contracts;

(d)          Investments in Individual Properties or in entities which own such Individual Properties, provided that such investment does not cause a breach of a Financial Covenant; provided, however, that in the event such an Investment in an entity would result in the ownership by the subject Loan Party of fifty percent (50%) or more in the aggregate of the equity interests in such entity, such Investment shall have been approved by the Board of Directors of the entity (or similar governing body if such entity is not a corporation) which is the subject of such Investment and such entity shall not have announced that it will oppose such Investment or shall not have commenced any action which alleges that such Investment will violate any applicable Law; and

(e)          Investments in money market mutual funds rated AAA by Standard & Poor's Rating Service.

"Permitted Liens" shall have the meaning set forth in Section 8.2.

"Permitted Loan" shall mean a loan from either Borrower or a Subsidiary to an Employee, evidenced by an Employee Note, made for the sole purpose of providing funds to an Employee for investment by an Employee in a Borrower or a Subsidiary, and, in connection with such loan, there is a related Supplemental Bonus Agreement with such Employee.

"Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Loan Party or any ERISA Affiliate, including each such Plan for the five year period immediately following the latest date on which such Loan Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such Plan.

"Preliminary Approval" shall mean the following:

(a)          Delivery by the Borrower to the Administrative Agent and the Lenders of the following with respect to any Individual Property proposed to be a Borrowing Base Property, each such item to the reasonable satisfaction of the Administrative Agent and the Required Lenders:

(i)           physical description;

(ii)          current rent roll and operating statements;

(iii)         to the extent then available in Borrower's files, the following: a survey, environmental reports, copies of existing title insurance policies or a title commitment, and copies of all title exceptions, engineering reports and similar information; and

(iv)         the Borrower's certification that to its knowledge the proposed Borrowing Base Property presently satisfies (or is anticipated to satisfy upon the grant of such Collateral) the Eligibility Criteria set forth in subsections (a), (c), (d), and (e) of the definition of Eligibility Criteria.

(b)         Administrative Agent and the Required Lenders shall, within ten (10) Business Days after delivery of all items described in subsection (a), above, grant or deny the preliminary approval for the proposed replacement Borrowing Base Property.

"Prime Rate" shall mean the rate of interest in effect for such day as publicly announced from time to time by Regions as its "prime rate."  The "prime rate" is a rate set by Regions based upon various factors including Regions' costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Regions shall take effect at the opening of business on the day specified in the public announcement of such change.

"Pro Rata Share" shall mean a calculation based on the percentage of the Capital Stock of or other equity interest in any Person owned, directly or indirectly, by the Borrower.

"Prohibited Debt" shall have the meaning set forth in Section 8.4.

"Public Lender" shall have the meaning set forth in Section 7.2.10.

"Refunded Swing Line Advances" shall have the meaning set forth in Section 2.7.2.

"Refunding Date" shall have the meaning set forth in Section 2.7.2.

"Regions" shall mean Regions Bank, an Alabama banking corporation and its successors and assigns.

"Register" shall have the meaning set forth in Section 13.3.3.

"REIT" shall mean a "real estate investment trust" as such term is defined in Section 856 of the Code.

"Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

"Release Conditions" shall have the meaning set forth in Section 3.3.

"Rent Loss Proceeds" shall mean the proceeds received under any rent loss or business interruption insurance policies.

"Repair Work" shall have the meaning set forth in Section 14.1.

"Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615, or as otherwise now or hereafter defined in ERISA.

"Required Lenders" shall mean, as of any date of determination, Lenders having more than 66 2/3% of the Total Commitments or, if the Commitment of each Lender to make Revolving Loan Advances, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Article 11, Lenders holding in the aggregate at least 66 2/3% of the Obligations (including the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations); provided, however, that the Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, however, that so long as there are two or more Lenders which are not then Defaulting Lenders, then the Required Lenders shall be comprised of not less than two such non-Defaulting Lenders.

"Restoration Property" shall mean any Collateral Property as to which an Event of Loss has occurred and as to which the Net Proceeds are being made available in accordance with the terms and provisions of Article 14 for Repair Work relative to the subject Collateral Property and such Repair Work can be completed in six (6) months, as determined by the Administrative Agent in its reasonable discretion.

"Revolving Loan" shall mean the extensions of credit by the Lenders to the Borrower under Section 2.1.1(a) in the form of Revolving Loan Advances.

"Revolving Loan Advances" shall have the meaning set forth in Section 2.1.1(a).

"Revolving Loan Notice" shall have the meaning set forth in Section 2.1.2(b).

"Security Documents" shall have the meaning set forth in Section 3.2.

"Significant Subsidiary" shall mean any existing or future Wholly-Owned Subsidiary of the Borrower whose assets constitute more than thirty percent (30%) of the Total Market Value of Assets of the Borrower.  Significant Subsidiary does not include Mid-America.

"Stabilized Asset" shall mean an Individual Property which has maintained an Occupancy Ratio of equal to or greater than eighty percent (80%) for at least the immediately preceding two (2) consecutive months.

"State" shall mean the State or Commonwealth in which the subject of such reference or any part thereof is located.

"Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

"Supplemental Bonus Agreement" shall mean a compensation agreement between an Employee and a Borrower or a Subsidiary, providing certain monetary benefits to such Employee, and including the right of the Borrower or Subsidiary, as the case may be, to apply amounts due thereunder to the Employee Note executed by such Employee.

"Swap Contract" shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any confirmations relating to the foregoing transactions and any Master Agreements related thereto, including, without limitation, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement").

"Swap Termination Value" shall mean, with respect to the Borrower or a Borrower Subsidiary, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) to be payable by the Borrower or such Subsidiary.

"Swing Line Advances" shall have the meaning set forth in Section 2.7.1.

"Swing Line Lender Advance" shall have the meaning set forth in Section 2.7.2.

"Swing Line Lender" shall mean Regions Bank, an Alabama banking corporation, in its capacity as the lender of Swing Line Advances, or any successor thereof.

"Swing Line Note" shall mean the promissory note of the Borrower payable to the Swing Line Lender in a principal amount equal to the amount of the Swing Line Sublimit.

"Swing Line Sublimit" shall mean an amount equal to $4,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Total Commitment.

"Tax Expenses" shall mean tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued.

"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Total Commitment" shall mean the sum of the Commitments of the Lenders, as in effect from time to time.  On the Closing Date the Total Commitment equals $50,000,000.00.

"Total Development and Joint Venture Investment" shall mean the aggregate from time to time of (i) Borrower's expenditures with respect to any Individual Property for land acquisition, development and construction costs until a Certificate of Occupancy is received for such entire Individual Property (or, if no Certificate of Occupancy is available from the local Governmental Authority having jurisdiction, until all construction of the entire Individual Property has been completed) and (ii) the amount of funds or other assets invested by Borrower in any joint venture arrangement with any Person, whether or not a Related Party, valued in accordance with GAAP.

"Total Development and Joint Venture Investment Ratio" shall mean the ratio of (a) Total Development and Joint Venture Investment to (b) Total Market Value of Assets.

"Total Market Value of Assets" shall mean, for any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that all assets composed of real property shall be valued on an undepreciated cost basis and the portion of any joint venture assets owned by such Person shall be included in Total Market Value of Assets.  The assets of a Person and its Subsidiaries shall be adjusted to reflect such Person’s allocable share of such assets, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person’s respective ownership interest in its Subsidiaries.

"Total Outstandings" shall mean the aggregate Outstanding Amount.

"Type" shall mean, with respect to any Revolving Loan Advance, its character as a Base Rate Advance or a LIBO Rate Advance.

"UCC" or the "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect in the State of Tennessee; provided, however, that as same relates to a Collateral Property, the UCC shall mean the Uniform Commercial Code as adopted in such jurisdiction.

"Unconsolidated Entity" or "Unconsolidated Entities" shall mean each Person as to which the Borrower owns, directly or indirectly, any Capital Stock, but which is not a Consolidated Subsidiary.

"United States" and "U.S." shall each mean the United States of America.

"Unreimbursed Amount" shall have the meaning set forth in Section 2.6.3(a).

"Wholly-Owned Subsidiary" shall mean, with respect to any Person, any other Person as to which one hundred (100%) percent of the Capital Stock thereof is owned, directly or indirectly, by such Person.  Wholly-Owned Subsidiary does not include Mid-America.

1.2	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Formation Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns subject to restrictions on assignments as set forth in this Agreement, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3	Accounting Terms.

(a)          Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required by Section 7.2.1, except as otherwise specifically prescribed herein.

(b)          Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4	Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).  For example purposes only, in calculating the Fixed Charge Ratio, the calculation shall initially result in three numbers right of the decimal point.  If the last number is four or less, the total number shall be rounded down.  If the last number is 5 or more, the total number shall be rounded up.

1.5	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.6	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.	CREDIT FACILITY PROVISIONS.

2.1	General Revolving Loan Provisions.

2.1.1       Limit.

(a)           Subject to all of the terms and conditions hereof, the Lenders hereby agree to make revolving loan advances (the "Revolving Loan Advances") to the Borrower between the date hereof and the Maturity Date; provided, however, that the Total Outstandings shall at no time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base Value (the lesser of (i) and (ii), the "Maximum Loan Amount").  Revolving Loan Advances may be repaid and reborrowed in accordance with the provisions of this Agreement.

(b)           The obligations of the Lenders hereunder are several and independent and not joint.  No Lender shall become obligated to advance more than its Commitment Percentage of the Credit Facility including, without limitation, as a result of the failure of any Lender to fulfill its obligations hereunder.

(c)           Provided no Default or Event of Default shall then be in existence, the Borrower shall have the right, on one or more occasions prior to the date which is the one (1) year anniversary of the Closing Date, to elect to increase the Total Commitment; provided, however, that (i) the amount of each such increase shall not be less than Ten Million Dollars ($10,000,000) and (ii) the aggregate amount of all such increases shall not cause the Total Commitment to exceed Seventy Million Dollars ($70,000,000).  Such right may be exercised by the Borrower by written notice to the Administrative Agent (who will in turn promptly notify the Lenders), which election shall designate the requested increase in the Total Commitment.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and each Lender shall endeavor to respond as promptly as possible within such time period.  Each Lender shall notify the Administrative Agent within such time period whether or not such Lender agrees to increase its Commitment (which decision shall be in its sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder.  To achieve the full amount of a requested increase (in the event that one or more of the Lenders does not agree to increase its Commitment(s) by the amount of the Borrower's requested increase) and subject to the approval of the Administrative Agent, the Swing Line Lender and the L/C Issuer (which approvals shall not be unreasonably withheld, conditioned or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (it being understood that the Lenders will have the first opportunity to increase their Commitments in response to the Borrower's request for increase hereunder before an Eligible Assignee can be considered as a new Lender). If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase, and Schedule 1.1(a) will be revised accordingly, if requested by any Lender.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (with such increase being pro rata among existing Lenders choosing to increase their commitments) and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.1.1(c), the representations and warranties contained in Section 6.8 shall be deemed to refer to the most recent statements furnished to the Administrative Agent, and (B) to Borrower's knowledge, no Default or Event of Default exists.  The Borrower shall prepay amounts of the Credit Facility outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.3.15) to the extent necessary to keep the outstanding Credit Facility ratable with any revised Commitment Percentages arising from any non-ratable increase in the Commitments under this Section.  This Section shall supersede any provisions in Section 12.2 or 13.4.1 to the contrary.

2.1.2       Procedures and Limits.  Until the Maturity Date, the Lenders, subject to the compliance with all of the other terms, conditions and provisions of this Agreement and the absence of any Default or Event of Default at the time of such disbursement, shall make disbursements to Borrower of Revolving Loan Advances in installments in accordance with the following:

(a)          Written Requests.  Revolving Loan Advances shall be made, at Borrower's written request to Administrative Agent, not more frequently than four (4) times a month, on the basis of written requests, made in accordance with the method and procedures described in Section 2.1.3 below; and Administrative Agent shall act upon such requests within three (3) Business Days following the receipt of a written request from Borrower for a Revolving Loan Advance, which action may include, without limitation, funding the requested Revolving Loan Advance or specifying the basis for not funding and, when applicable, requesting additional information and supporting documentation.  The date on which any Revolving Loan Advance is funded (or Swing Line Advance is funded or Letter of Credit is issued) is herein called a "Drawdown Date."

(b)          Requisitions, Certifications.  Each request for a Revolving Loan Advance shall be in writing and in the form attached hereto as Exhibit D (a "Revolving Loan Notice").  Each such request shall specify (i) the amount of the Revolving Loan Advance requested, (ii) the purpose of the Revolving Loan Advance requested, (iii) the Total Outstandings (including the funding of the Revolving Loan Advance being requested), (iv) the then aggregate remaining amount which may be funded under this Agreement, (v) calculations evidencing the Borrower's continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower, (vi) the requested interest rate option, and (vii) the Interest Period (if applicable).  Each request for a Revolving Loan Advance hereunder shall be for (a) a minimum amount as required by Section 2.3.6, and (b) an amount not to exceed (x) the Maximum Loan Amount less (y) the Total Outstandings (after giving effect to such Revolving Loan Advance).

2.1.3       Funding Procedures.  Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the Drawdown Date and of the amount of its Commitment Percentage of the applicable Revolving Loans.  In the case of a Revolving Loan Advance, each Lender shall make the amount of its Commitment Percentage of such Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified as the Drawdown Date in the applicable Revolving Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Revolving Loan Advance is the initial credit extension, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Regions with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Revolving Loan Advance is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Loan Advance, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

2.2	Term of Credit Facility.

2.2.1        Extension of Maturity.  The Credit Facility shall be for a term (the "Initial Term") commencing on the date hereof and ending on March 31, 2012 (the "Initial Maturity Date") or such earlier date as the Credit Facility is accelerated pursuant to the terms of this Agreement upon an Event of Default.  The Initial Term may be extended for one year ("Extended Term") until March 25, 2013 ("Extended Maturity Date") upon satisfaction of the following conditions (hereinafter, the Initial Maturity Date and the Extended Maturity Date may be referred to herein sometimes as the "Maturity Date" as may be applicable):

(a)           No Default.  No Default or Event of Default shall exist on the date of the Borrower's written notice for an extension as provided for in clause (b) below and on the Initial Maturity Date.

(b)           Notice From Borrower.  The Borrower shall have given the Administrative Agent (and the Administrative Agent shall give prompt notice thereof to the Lenders) written notice of the Borrower's request to exercise its extension right at least ninety (90) days, but no more than one hundred fifty (150) days, before the Initial Maturity Date.

(c)           Covenant Compliance.  No breach of any covenants imposed upon the Borrower or the Guarantors shall exist including, without limitation, the Financial Covenants.

(d)           Conditions Satisfied.  All of the conditions set forth in Sections 5.1 of this Agreement, to the extent applicable, and Section 5.2 of this Agreement shall continue to be satisfied.

(e)           Extension Fee.  The Borrower shall have paid to the Administrative Agent an extension fee (the "Extension Fee") for the pro rata benefit of the Lenders of thirty basis points (0.30%) of the Total Commitments, such Extension Fee to be payable at least five (5) days prior to the Initial Maturity Date.

(f)           Additional Documents.  The Borrower and the Guarantors shall have executed and delivered to the Administrative Agent such agreements and documents as the Administrative Agent may reasonably require incident to the extension.

Within thirty (30) days following receipt by the Administrative Agent of the Borrower's written notice under Section 2.2.1(b) above requesting the extension accompanied by those of the items described above which are then available, the Administrative Agent shall notify the Borrower in writing if all of the conditions precedent to the extension, other than payment of the Extension Fee, have been satisfied, or if further information, certificates or work are required.  If the Administrative Agent determines that the conditions to extension have been satisfied, other than payment of the Extension Fee, the Administrative Agent shall so notify the Borrower and the Lenders and upon the Administrative Agent's receipt of the Extension Fee not later than five (5) days prior to the Initial Maturity Date, the term of the Credit Facility shall be extended until the Extended Maturity Date.  The Borrower hereby acknowledges and agrees that as a condition to granting the extension of the Maturity Date contemplated herein, the Administrative Agent, with the consent of all Lenders (such consent not to be unreasonably withheld, conditioned or delayed), will have the option of modifying the capitalization rates utilized in the definition of "Fair Market Value" hereunder during the Extended Term.

2.2.2       Termination/Reduction of Commitments.

(a)           The Borrower shall have the right to terminate this Agreement prior to the originally scheduled Maturity Date by providing the Administrative Agent with ten (10) days' written notice of the Borrower's intention to terminate this Agreement (the date of such termination being the "Borrower Termination Date"). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make or issue, and the Borrower shall have no further right to receive or request, any Credit Extension hereunder, and (ii) the Borrower shall be obligated on the Borrower Termination Date to (x) pay in full all accrued interest, principal and other charges due with respect to the Credit Facility, including, without limitation, any Breakage Fees due on account of such payment and (y) either (1) provide Administrative Agent with cash collateral equal to one hundred three percent (103%) of the outstanding amount of all outstanding Letters of Credit from a source other than the proceeds of the Credit Facility or (2) return all outstanding Letters of Credit to the Administrative Agent.  If such cash collateral is posted, such funds shall be held in an interest bearing account at the Administrative Agent, shall be pledged to secure the Obligations, and shall be refunded on a dollar for dollar basis to the Borrower upon the return to the Administrative Agent, or the expiration, of each Letter of Credit.

(b)           The Borrower shall have the right to reduce the Total Commitment to an amount not less than $25,000,000 prior to the originally scheduled Maturity Date by providing the Administrative Agent with ten (10) days' written notice of the Borrower's intention to reduce the Total Commitment (the date of such reduction being the "Borrower Reduction Date"). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make or issue, and the Borrower shall have no further right to receive or request, any Revolving Loan Advances, Swing Line Advances or any Letters of Credit such that the Total Outstandings would exceed such reduced Total Commitment, and (ii) the Borrower shall be obligated on the Borrower Reduction Date to pay in full the excess of outstanding principal balance of the Credit Facility over the reduced Total Commitment, including, without limitation, any Breakage Fees due on account of such payment.  In order to effect such reduced Total Commitment, the Administrative Agent shall reduce the Lenders' Commitments on a pro rata basis.

2.3         Interest Rate and Payment Terms.  The Revolving Loan Advances shall be payable as to interest and principal in accordance with the provisions of this Agreement.  This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees.  All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage of the Revolving Loan.  Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Administrative Agent and to be allocated on a pro rata basis to the portion of the balance held by each Lender based upon such Lender's Commitment Percentage.

2.3.1       Borrower's Options.  Principal amounts outstanding under the Revolving Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Agreement: (i) Base Rate plus the Applicable Margin for Base Rate Advances or (ii) LIBO Rate plus the Applicable Margin for LIBO Rate Advances.  Borrower's right to select pricing options shall cease upon the occurrence and during the continuation of any Event of Default.

2.3.2       Selection To Be Made.  Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Administrative Agent a Revolving Loan Notice (in accordance with the requirements of Section 2.3.3, below): (i) three (3) Business Days prior to each Revolving Loan Advance, (ii) three (3) Business Days prior to the end of each Interest Period applicable to a LIBO Rate Advance which shall be continued as a LIBO Rate Advance, or (iii) three (3) Business Days prior to any Business Day on which Borrower desires to convert an outstanding Base Rate Advance to a LIBO Rate Advance.

2.3.3       Notice.  Each Revolving Loan Advance, each conversion of Revolving Loans from one Type to the other, and each continuation of a LIBO Rate Advance shall be made upon the Authorized Officer's irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) with respect to a LIBO Rate Advance, three (3) Business Days prior to, or (ii) with respect to a Base Rate Advance, the requested date of any Revolving Loan Advance, conversion or continuation.  Each telephonic notice pursuant to this Section 2.3.3 must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower.

2.3.4       If No Notice.  If the Borrower fails to select an interest rate option in accordance with the foregoing prior to a Revolving Loan Advance, or at least three (3) Business Days prior to the last day of the applicable Interest Period of an outstanding LIBO Rate Advance, or if a LIBO Rate Advance is not available, any new Revolving Loan Advance made shall be deemed to be a Base Rate Advance, and on the last day of the applicable Interest Period all outstanding principal amounts of the applicable LIBO Rate Advance shall be deemed converted to a Base Rate Advance.

2.3.5       Telephonic Notice.  Without any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation.  In each case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic Revolving Loan Notice in the absence of manifest error.

2.3.6       Limits On Options.  Each LIBO Rate Advance shall be in a minimum amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, and each Base Rate Advance shall be in a minimum amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.  At no time shall there be outstanding a total of more than three (3) LIBO Rate Advances.

2.3.7       Payment and Calculation of Interest.  All interest shall be payable in arrears commencing April 1, 2010 and on the first Business Day of each month thereafter until the principal together with all interest and other charges payable with respect to the Revolving Loan shall be fully paid.  All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Revolving Loan Advances Loan for the day on which the Revolving Loans Advances is made, and shall not accrue on a Revolving Loan Advances, or any portion thereof, for the day on which the Revolving Loan Advances or such portion is paid, provided that any Revolving Loan that is repaid on the same day on which it is made shall, subject to Section 2.3.11, bear interest for one day.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.3.8       Mandatory Principal Payments.  If, on any day, the Total Outstandings exceed the Maximum Loan Amount, then the Borrower shall make a principal payment to the Administrative Agent, for the ratable benefit of the Lenders, in the amount of such excess, including any amounts required to be paid under Section 2.3.15, in immediately available funds within ten (10) Business Days of demand from the Administrative Agent (a "Mandatory Principal Payment").

2.3.9       Prepayment.  The Revolving Loan or any portion thereof may be prepaid in full or in part at any time upon two (2) Business Days prior written notice to the Administrative Agent without premium or penalty with respect to Base Rate Advances and, with respect to LIBO Rate Advances, subject to payment of any applicable Breakage Fee; provided, however, that any such prepayments shall be in a minimum amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.  Any amounts prepaid may be reborrowed subject to the terms hereof.

2.3.10     Maturity.  At Maturity all accrued interest, principal and other charges due with respect to the Revolving Loan shall be due and payable in full and the principal balance and such other charges, including unpaid interest, at the option of the Administrative Agent, shall continue to bear interest thereafter at the Default Rate until so paid.

2.3.11     Method of Payment; Date of Credit; Administrative Agent's Clawback.

(a)           General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any LIBO Rate Advance (or, in the case of any Base Rate Advance, prior to 12:00 noon on the date of such Revolving Loan Advance) that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Loan Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a Base Rate Advance, that such Lender has made such share available in accordance with and at the time required by Section 2.1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Loan Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Revolving Loan Advance to the Administrative Agent, then the amount so paid shall constitute such Lender's share of such Revolving Loan Advance and the Borrower shall have no further obligation with respect thereto under this Section 2.3.11(b)(i) in respect of such Lender's share of the Revolving Loan Advance; it being understood that such amount advanced by such Lender shall constitute a Revolving Loan Advance for all purposes hereunder.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Swing Line Lender or the L/C Issuer hereunder, stating that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Swing Line Lender or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Swing Line Lender or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, the Swing Line Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Revolving Loan Advance to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Loan Advance in any particular place or manner.

2.3.12      Billings.  The Administrative Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month.  Neither the failure of the Administrative Agent to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all the Borrower's payment obligations when due.

2.3.13     Default Rate.

(a)           If any Event of Default has occurred and is continuing pursuant to Section 10.1.1, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(b)           Upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2.3.14     Late Charges.  The Borrower shall pay a late charge (herein, the "Late Charge") equal to five percent (5%) of the amount of any principal, interest or other payment which is not paid within ten (10) days of the due date thereof.  Late charges: (a) are payable in addition to, and not in limitation of, the Default Rate, (b) are intended to compensate the Administrative Agent and the Lenders for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

2.3.15     Breakage Fees.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of the Administrative Agent (in the absence of manifest error), compensate the Administrative Agent and the Lenders for the loss, cost or expense which they may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a LIBO Rate Advance on a date other than the last day of the applicable Interest Period of a LIBO Rate Advance, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any LIBO Rate Advance to a Base Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Revolving Loan Advance which was to have borne interest at the LIBO Rate pursuant to the request of the Borrower to be made under this Agreement (except as a result of any act or omission of Lender), or (iv) the failure of the Borrower to borrow in accordance with any request submitted by it for a LIBO Rate Advance.  Such amounts payable by the Borrower shall be equal to any administrative costs actually incurred plus any reasonable amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Administrative Agent or any Lender to fund or maintain a LIBO Rate Advance (herein, collectively, the "Breakage Fee").  A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth the calculation and amount of its Breakage Fee shall be conclusive absent manifest error.

2.3.16     Application of Payments.  In the event any payment from Borrower is received by the Administrative Agent without specific application instructions, the application of any such payment shall be made first to Swing Line Advances, then to Base Rate Advances and then to LIBO Rate Advances.

2.4         Loan Fees.

2.4.1       Loan Fees.  The Borrower shall pay the Administrative Agent for its own account or for the pro rata benefit of the Lenders, as applicable, the various fees in accordance with the Fee Letter.

2.4.2       Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders, an annual fee quarterly in arrears on the first day of each January, April, July and October for the previous quarter and at Maturity, commencing on the first of such dates to occur after the Closing Date, which shall be in an amount equal to 25 basis points of the Total Commitment. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed in the quarter (or any partial quarter, as applicable, in the event of the first payment and/or the last payment of the facility fee hereunder).

2.5         Additional Provisions Related to Interest Rate Selection.

2.5.1       Increased Costs.  If any Change in Law shall:

(a)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate), the Swing Line Lender or the L/C Issuer with respect to this Agreement;

(b)           subject any Lender, the Swing Line Lender or the L/C Issuer to any tax of any kind whatsoever (other than the Excluded Taxes) with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Advance made by it, or change the basis of taxation of payments to such Lender, the Swing Line Lender or the L/C Issuer in respect thereof; or

(c)           impose on any Lender, the Swing Line Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Advance (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to such Lender, the Swing Line Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Swing Line Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, promptly upon request of such Lender, the Swing Line Lender or the L/C Issuer, the Borrower will pay to such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.  A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof shall be conclusive absent manifest error.

2.5.2       Capital Requirements.  If any Lender, the Swing Line Lender or the L/C Issuer determines that any Change in Law affecting such Lender, the Swing Line Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's, the Swing Line Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, the Swing Line Lender's or the L/C Issuer's capital or on the capital of such Lender's, the Swing Line Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Revolving Loan Advances or Swing Line Advances made by, or participations in Letters of Credit held by, such Lender, the Swing Line Lender or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender, the Swing Line Lender or the L/C Issuer or such Lender's, the Swing Line Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's, the Swing Line Lender's or the L/C Issuer's policies and the policies of such Lender's, the Swing Line Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time (and in any event within twenty (20) days) the Borrower will pay to such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, the Swing Line Lender or the L/C Issuer or such Lender's, the Swing Line Lender's or the L/C Issuer's holding company for any such reduction suffered. A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof shall be conclusive absent manifest error.

2.5.3       Illegality.  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful, or any central bank or Governmental Authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to make or maintain LIBO Rate Advances or to continue to fund or maintain LIBO Rate Advances, and such Lender, without cost or expense, cannot hold or administer its Commitment from an office where maintaining and funding LIBO Rate Advances can be accomplished, then, on written notice thereof and demand by the Administrative Agent to the Borrower, (a) the obligation of the Administrative Agent to make LIBO Rate Advances and to convert or continue any Revolving Loan as LIBO Rate Advances shall terminate and (b) at the end of the applicable Interest Period, the Borrower shall convert all principal outstanding under this Agreement into Base Rate Advances.

2.5.4       Availability.  If, before or after the Borrower has selected to take or maintain a LIBO Rate Advance, but before the Interest Period with respect thereto commences, the Administrative Agent notifies the Borrower that:

(a)           Dollar deposits in the amount and for the maturity requested are not available to the Lenders in the London interbank market at the rate specified in the definition of LIBO Rate set forth above; or

(b)           reasonable means do not exist for the Administrative Agent to determine the LIBO Rate for the amounts and maturity requested, then the principal which would have been a LIBO Rate Advance shall be a Base Rate Advance.

2.5.5       Base Rate Advances.  Each Base Rate Advance shall continue as a Base Rate Advance until Maturity of the Revolving Loan, unless sooner converted, in whole or in part, to a LIBO Rate Advance, subject to the limitations and conditions set forth in this Agreement.

2.5.6       Delay in Requests.  Failure or delay on the part of any Lender, the Swing Line Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's, the Swing Line Lender's or the L/C Issuer's right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender, the Swing Line Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, notifies the Borrower of the change in Law giving rise to such increased costs or reductions and of such Lender's, the Swing Line Lender or the L/C Issuer's intention to claim compensation therefor (except that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.5.7       Mitigation.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under this Section 2.5, or the Borrower is required to pay any additional amount to any Lender, the Swing Line Lender, the L/C Issuer or any Governmental Authority for the account of any Lender, the Swing Line Lender or the L/C Issuer pursuant to Section 2.8, then such Lender, the Swing Line Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, the Swing Line Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.8, 2.5.1 or 2.5.2, as the case may be, and (ii) in each case, would not subject such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, the Swing Line Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender, the Swing Line Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 2.5.1 or 2.5.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, the Borrower may replace such Lender in accordance with Section 13.2.4.

2.5.8        Survival.  All of the Borrower's obligations under this Section 2.5 shall survive termination of the Total Commitments, resignation of the Administrative Agent and repayment of all Obligations hereunder for a period of one year.

2.6         Letters of Credit.

2.6.1       The Letter of Credit Commitment.

(a)           Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.6, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or Borrower Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.6.2 below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower, Borrower Subsidiaries and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Total Commitment, (y) the aggregate Outstanding Amount of the Revolving Loan Advances of any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b)           The L/C Issuer shall not issue any Letter of Credit, if:

(i)           subject to Section 2.6.2(c), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date, subject to Section 2.6.7.

(c)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(ii)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(iii)          such Letter of Credit is to be denominated in a currency other than Dollars;

(iv)          such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(v)           a default of any Lender's obligations to fund under Section 2.6.3 exists or any Lender is at such time an Impacted Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender, subject to the provisions of Section 13.2.4.

(d)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(e)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 13 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article 13 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

2.6.2       Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(a)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m.  (Central time) at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(b)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Borrower Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Percentage times the amount of such Letter of Credit.

(c)           If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided, however, that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date unless all the Lenders have approved such later expiry date, subject to Section 2.6.7; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.6.1 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 are not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(d)           If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an "Auto-Reinstatement Letter of Credit").  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 are not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(e)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.6.3       Drawings and Reimbursements; Funding of Participations.

(a)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m.  (Central time) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Base Rate Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of the Revolving Loan, but subject to the amount of the unutilized portion of the Total Commitment and the conditions set forth in Section 5.2.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.6.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)           Each Lender shall upon any notice pursuant to Section 2.6.3(a) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m.  (Central time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.6.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(c)           With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Advance because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.6.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.6.

(d)           Until each Lender funds its Commitment Percentage of any Revolving Loan Advance or L/C Advance pursuant to this Section 2.6.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(e)           Each Lender's obligation to make Revolving Loan Advances or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.6.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loan Advances pursuant to this Section 2.6.3 is subject to the conditions set forth in Section 5.2.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(f)            If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.6.3 by the time specified in Section 2.6.3(b), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

2.6.4       Repayment of Participations.

(a)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.6.3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(b)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.6.3(a) is required to be returned under any of the provisions of this Agreement (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.6.5       Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Borrower Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)           any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(e)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Borrower Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will, immediately after discovery thereof, notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

2.6.6       Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.6.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.6.7       Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  For purposes of this Agreement, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (the "Cash Collateral") pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such Cash Collateral and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Regions.

2.6.8       Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

2.6.9       Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Commitment Percentage an annual Letter of Credit fee (the "Letter of Credit Fee") for each standby Letter of Credit equal to 2.50% times the maximum stated amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.6.13.  Letter of Credit Fees shall  paid on date of issuance of each such Letter of Credit and on each annual anniversary thereafter while such Letter of Credit is outstanding.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

2.6.10     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, of one eighth of one percent (.125%) per annum, computed on the maximum stated amount of such Letter of Credit.  Such fronting fee shall be due and payable on the date of issuance of each Letter of Credit.  For purposes of computing the maximum stated amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.6.13.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.6.11     Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.6.12     Letters of Credit Issued for Borrower Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Borrower Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Borrower Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Borrower Subsidiaries.

2.6.13     Amount.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.7         Swing Line Facility.

2.7.1       The Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees that it will make available to the Borrower in the form of swing line loans ("Swing Line Advance") a portion of the credit otherwise available to the Borrower under the Total Commitment; provided, however, that (i) the aggregate principal amount of Swing Line Advances outstanding at any time shall not exceed the Swing Line Sublimit then in effect (notwithstanding that the Swing Line Advances outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Loan Advances hereunder, may exceed the Swing Line Sublimit then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Advance if, after giving effect to the making of such Swing Line Advance, (a) the Total Outstandings would exceed the Total Commitment, (b) the aggregate Outstanding Amount of the Revolving Loan Advances of any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all Swing Line Advances, would exceed such Lender's Commitment, and (c) the Outstanding Amount of all Swing Line Advances would exceed the Swing Line Sublimit. The Borrower may use the Swing Line Sublimit by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  There shall be no limit to the number of Swing Line Advances that may be made in any month. Swing Line Advances shall be Base Rate Advances only.

2.7.2       Procedure for Swing Line Borrowing; Refunding of Swing Line Advances.

(a)           The Borrower may borrow under the Swing Line Sublimit on any Business Day; provided, however, that the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 11:00 a.m. (Central time) on the proposed Drawdown Date), specifying (i) the amount to be borrowed and (ii) the requested Drawdown Date. Each borrowing under the Swing Line Sublimit shall be in an amount equal to $100,000 or a whole multiple of $50,000 in excess thereof. Not later than 3:00 p.m. (Central time) on the Drawdown Date specified in the borrowing notice in respect of any Swing Line Advance, the Swing Line Lender shall make available to the Administrative Agent at the Administrative Agent's Office an amount in immediately available funds equal to the amount of such Swing Line Advance. The Administrative Agent shall make the proceeds of such Swing Line Advance available to the Borrower on such Drawdown Date in like funds as received by the Administrative Agent.

(b)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earliest of (i) the Maturity Date (or such earlier date on which the Obligations are accelerated hereunder), (ii) the date that is 15 Business Days after the date such Swing Line Loan is made and (iii) the date on which a Revolving Loan Advance is borrowed.  The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf, on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon (Central time)), request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan Advance (which shall initially be a Base Rate Advance), in an amount equal to such Lender's Commitment Percentage of the aggregate amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Loan Advance available to the Administrative Agent at the Administrative Agent's Office in immediately available funds, not later than 10:00 am. (Central time) one Business Day after the date of such notice. The proceeds of such Revolving Loan Advances shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Swing Line Advances.

(c)           If prior to the time a Revolving Loan Advance would have otherwise been made pursuant to Section 2.7.2(b), a Default or an Event of Default shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Loan Advances may not be made as contemplated by Section 2.7.2(b), each Lender shall, on the date such Revolving Loan Advance was to have been made pursuant to the notice referred to in Section 2.7.2(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Advances by paying to the Swing Line Lender an amount (the "Swing Line Lender Advance") equal to (i) such Lender's Commitment Percentage times (ii) the sum of the aggregate principal amount of Swing Line Advances then outstanding which were to have been repaid with such Revolving Loan Advances.

(d)           Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Lender Advance, the Swing Line Lender receives any payment on account of the Swing Line Advances, the Swing Line Lender will distribute to such Lender its Swing Line Lender Advance (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Advances then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e)           Each Lender's obligation to make the Revolving Loan Advances referred to in Section 2.7.2(b) and to purchase participating interests pursuant to Section 2.7.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.1; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8         Taxes.

2.8.1       Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 2.8.5 below.

(b)           If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including without limitation both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.8.5 below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, Swing Line Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.  Any such affected Lender shall provide Borrower with prompt written notice of any withholdings, deductions or payments described in this Section 2.8.1.

2.8.2       Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 2.8.1 above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

2.8.3       Tax Indemnifications.

(a)           Without limiting the provisions of Section 2.8.1 or 2.8.2 above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender, the Swing Line Lender and the L/C Issuer, and shall make payment in respect thereof within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 20 days after written demand therefor, for any amount which a Lender, the Swing Line Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (b) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender, the Swing Line Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the Swing Line Lender or the L/C Issuer, shall be conclusive absent manifest error.

(b)           Without limiting the provisions of Section 2.8.1 or 2.8.2 above, each Lender, the Swing Line Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 20 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to Section 2.8.5.  Each Lender, the Swing Line Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b).  The agreements in this clause (b) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the Swing Line Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

2.8.4       Evidence of Payments.  Upon a written request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 2.8, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

2.8.5       Status of Lenders; Tax Documentation.

(a)           Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.

(b)           Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(i)           any Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(ii)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)           executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)           executed originals of Internal Revenue Service Form W-8ECI,

(C)           executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(D)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(E)           executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(c)          Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

2.8.6       Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, the Swing Line Lender or the L/C Issuer, or have any obligation to pay to any Lender, the Swing Line Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, the Swing Line Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses actually incurred by the Administrative Agent, such Lender, the Swing Line Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender, the Swing Line Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender, the Swing Line Lender or the L/C Issuer in the event the Administrative Agent, such Lender, the Swing Line Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.           SECURITY FOR THE CREDIT FACILITY; LOAN AND SECURITY DOCUMENTS.

3.1         Security.  The Credit Extensions together with interest thereon and all other charges and amounts payable by, and all other obligations of, the Borrower to the Administrative Agent and/or each of the Lenders, whenever incurred, direct or indirect, absolute or contingent, arising under or with respect to this Agreement, the Security Documents, or any other Loan Document, together with all other Obligations, shall be secured by the following collateral (the "Collateral") which the Borrower agrees to provide and maintain, or cause to be provided and maintained (whether provided for each in separate agreements or combined with various other agreements):

3.1.1       Mortgage/Deed of Trust and Security Agreement.

(a)           A first priority mortgage/deed of trust (as applicable), collateral assignment of leases and rents and security agreement (individually and collectively, the "Mortgage") in the form reasonably required by the Administrative Agent, granted by each Borrowing Base Property Owner to the Administrative Agent or a trustee on behalf of the Administrative Agent, as applicable, for the ratable benefit of the Lenders, (i) on (A) each Collateral Property, (B) all land, improvements, furniture, fixtures, equipment, and other assets (including, without limitation, property management agreements, contracts, contract rights, accounts, Licenses and Permits, to the extent assignable, and general intangibles), including all after-acquired property, owned, or in which each Borrowing Base Property Owner has or obtains any interest, in connection with each Collateral Property, (C) all insurance proceeds and other proceeds therefrom, and (D) all other assets of each Borrowing Base Property Owner, whether now owned or hereafter acquired and related to each Collateral Property and (ii) with respect to all Leases of each Collateral Property and all income and profits to be derived from the operation and leasing of each Collateral Property.

(b)           Each Mortgage shall secure the payment and performance of the Obligations.

(c)           At the option of the Administrative Agent, each Mortgage shall be either (x) a first priority mortgage/deed of trust (as applicable) and security agreement granted by the applicable Borrowing Base Property Owner to the Administrative Agent or a trustee on behalf of the Administrative Agent, as applicable, on behalf of the Lenders, or (y) an amendment, restatement and consolidation of a first priority mortgage/deed of trust (as applicable) and security agreement acquired by the Administrative Agent, for the ratable benefit of the Lenders, with proceeds of a Revolving Loan Advance.

(d)           In the event that in connection with the granting of any Mortgage on a Borrowing Base Property, the Administrative Agent, for the ratable benefit of the Lenders, purchases by assignment an existing mortgage loan or loans on such Borrowing Base Property, the Borrower represents, warrants, covenants and agrees as follows:

(i)           The request for the Administrative Agent to purchase by assignment such loan or loan shall constitute a representation and warranty by the Borrower that (A) all signatures by the Borrower, any Borrower Subsidiary and, to the best of the Borrower's knowledge, all other Persons on the assigned promissory note, mortgage, and all other documents, instruments, and agreements executed in connection  therewith are genuine, (B) to the Borrower's knowledge, such documents, together with any other documents or instruments  supplied by the Borrower to the Administrative Agent, sets forth the entire agreement with respect to the loan arrangement evidenced thereby, and (C) to the Borrower's knowledge, the applicable Borrowing Base Property Owner is absolutely and unconditionally indebted under said documents and does not have any offsets, defenses, or counterclaims thereunder, or otherwise against the lender thereunder, or any predecessor in interest to such lender;

(ii)           The Borrower waives, on its own behalf and on behalf of the Loan Parties, any offsets, defenses or counterclaims that exist or may have existed with respect to such assigned loan arrangement and assigned documents; and

(iii)           The Borrower shall cause to be delivered to the Administrative Agent such documents, instruments and agreements as the Administrative Agent shall reasonably require in order to evidence and effectuate such assignment and the terms and conditions hereof.

3.1.2       Guaranties.  The unconditional, continuing guaranty (individually and collectively, and together with any continuing guaranty executed by a Significant Subsidiary pursuant to Section 7.31, the "Guaranty") from each Guarantor, pursuant to which each Guarantor shall guarantee the prompt, punctual, and faithful payment of the Credit Facility and the performance of all Borrower's other Obligations to the Administrative Agent and each of the Lenders under the Loan Documents in the form reasonably required by the Administrative Agent, which shall include each Borrowing Base Property Owner (other than the Borrower) and each direct owner of the equity in a Borrowing Base Property Owner (other than the Borrower).

3.1.3       Environmental Compliance and Indemnification Agreement.  A compliance and indemnification agreement with respect to environmental matters (individually and collectively the "Environmental Indemnity Agreement") from the Borrower and each Guarantor in favor of the Administrative Agent and each of the Lenders in the form reasonably required by the Administrative Agent.

3.1.4       Additional Documents.  Any other documents, instruments and agreements from time to time reasonably required by the Administrative Agent in order to provide a first priority lien on the Collateral.

3.2         Loan Documents and Security Documents. The Credit Facility shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the following loan documents, each as the same may be hereafter modified or amended, consisting of: (i) this Agreement; (ii) the Notes; (iii) the Swing Line Note; (iv) the various documents and agreements referenced in Section 3.1 above, and (v) any other documents, instruments, or agreements heretofore or hereafter executed that evidence, secure or relate to the Credit Facility (collectively, the "Loan Documents").

The Loan Documents referenced in items 3.1.1 through and including 3.1.4, together with any such other Loan Documents as may be executed in accordance with Section 3.5 below, as to any Collateral Property, are sometimes referred to herein, singly and collectively as the "Security Documents."

3.3         Removal of Individual Property as a Borrowing Base Property - Borrower.  From time to time during the term of this Agreement following (i) Borrower's written request ("Collateral Release Request") indicating that (x) the Borrower intends to sell or refinance the subject Borrowing Base Property or otherwise remove the Borrowing Base Property from the Collateral for reasons not set forth herein, (y) the removal of one or more Borrowing Base Properties is necessary to cure or remedy a Default hereunder or (z) the removal of one or more Borrowing Base Properties is necessary to comply with Section 5.2.1 to permit a Credit Extension under Section 5.2 and (ii) satisfaction of the Release Conditions, the Administrative Agent shall, in each case to the extent applicable, within three (3) Business Days release such Borrowing Base Property from the Lien held by the Administrative Agent, for the ratable benefit of the Lenders, release the subject Borrowing Base Property Owner from the Guaranty, terminate the assignments made by such Borrowing Base Property Owner pursuant to the documents set forth in Section 3.1, and thereafter, to the extent such Borrowing Base Property Owner does not own any other Borrowing Base Property, such Borrowing Base Property Owner shall no longer be a Loan Party for the purposes of this Agreement; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Borrowing Base Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations.  The "Release Conditions" are the following:

3.3.1       Borrowing Base Compliance.  After giving effect to the release of the Borrowing Base Property, the Total Outstandings will be less than or equal to the Maximum Loan Amount.

3.3.2       Financial Covenant Compliance.  Upon release of the Lien on the subject Borrowing Base Property, the Financial Covenants shall remain satisfied (or be satisfied if the release cures a Default which resulted from the Financial Covenants not being satisfied).

3.3.3       No Default Upon Release.  No Default shall exist under this Agreement or the other Loan Documents at the time of any such release, except for any Default which is cured or remedied by the removal of such Individual Property from being a Borrowing Base Property.

3.3.4       No Default Prior to Release.  No Event of Default shall exist under this Agreement or the other Loan Documents at the time of the Collateral Release Request or at the time of any such release, except for any Event of Default which is cured or remedied by the removal of such Individual Property from being a Borrowing Base Property.

3.3.5       Payment of Fees.  The Borrower shall pay or reimburse the Administrative Agent for all appraisal fees, title insurance and recording costs, reasonable legal fees and expenses and other reasonable costs and expenses incurred by Administrative Agent in connection with the release.

Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions shall be deemed a rejection of the proposed Collateral Release Request and, subject to the other terms and conditions hereof as to whether any Individual Property is a Borrowing Base Property, such Borrowing Base Property shall remain a Borrowing Base Property hereunder and shall be included within the Collateral.  Administrative Agent shall notify Borrower within five (5) Business Days if such Release Conditions are not satisfied.

3.4         Removal of Individual Property as a Borrowing Base Property - Administrative Agent.

3.4.1       Removal Criteria.  An Individual Property shall no longer be deemed to be a Borrowing Base Property upon the determination by the Administrative Agent of the occurrence of any of the following:

(a)           A Borrowing Base Property is a Non-Stabilized Asset for a period of six (6) consecutive months;

(b)           A Major Event of Loss occurs as to a Borrowing Base Property; or

(c)           A Borrowing Base Property as to which an Event of Loss occurs is not, or ceases to be, a Restoration Property, or upon completion of the Repair Work, will not meet all of the Borrowing Base Property Requirements.

3.4.2       Release by Administrative Agent.  If requested by the Borrower and the Release Conditions are satisfied with respect to any Individual Property determined by the Administrative Agent to no longer be deemed a Borrowing Base Property in accordance with this Section 3.4, the Administrative Agent shall, in each case to the extent applicable, release such Individual Property from the Lien held by the Administrative Agent and release the subject Borrowing Base Property Owner from the Guaranty, and thereafter, to the extent such Borrowing Base Property Owner does not own any other Borrowing Base Property, such Borrowing Base Property Owner shall no longer be a Loan Party for the purposes of this Agreement; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Borrowing Base Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations.  However, if the said Release Conditions are not satisfied with respect to such Individual Property, although such Individual Property shall no longer be a Borrowing Base Property, the Individual Property shall not be released from the Lien held by the Administrative Agent (shall continue to be a Collateral Property) and there shall be no release of the Collateral relating to such Individual Property or the subject Borrowing Base Property Owner until such time as the Release Conditions are satisfied with respect thereto.

3.5         Additional Borrowing Base Property.  From time to time during the term of this Agreement following the Borrower's written request ("Additional Collateral Request"), the Required Lenders shall authorize the Administrative Agent to accept one or more Individual Properties as Borrowing Base Properties upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Administrative Agent and the Required Lenders:

(a)           If sought by the Borrower, the Borrower shall have obtained Preliminary Approval for the addition of such Individual Property.

(b)           The Borrower (or applicable Loan Party) shall have satisfied all of the Borrowing Base Property Requirements as to such Individual Property.

(c)           The Borrower and the applicable Loan Parties shall have executed and delivered the documents set forth in Section 3.1.

(d)           The Borrower shall pay or reimburse the Administrative Agent for all appraisal fees, title insurance and recording costs, reasonable legal fees and expenses and other reasonable costs and expenses incurred by Administrative Agent in connection with the additional Borrowing Base Property.

(e)           The Borrower, the subject Borrowing Base Property Owner, and the subject Individual Property shall have satisfied all applicable conditions precedent set forth in Article 5 prior to the inclusion of the Individual Property as a Borrowing Base Property.

The Administrative Agent shall give the Borrower prompt written notice of the decision of the Lenders with respect to the admission or rejection of any Individual Property as a Borrowing Base Property.  To the extent that an Individual Property does not meet the requirements set forth above, the Borrower may nevertheless request that such Individual Property be included as a Borrowing Base Property and the Required Lenders may, in their sole and absolute discretion, agree to the acceptance of such Individual Property as an additional Borrowing Base Property.

4.           CONTINUING AUTHORITY OF AUTHORIZED OFFICERS.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Authorized Officers with respect to all matters pertaining to the Credit Facility and the Loan Documents including, but not limited to, the selection of interest rates, the submission of requests for Revolving Loan Advances, Swing Line Advances and Letters of Credit and certificates with regard thereto.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of such Authorized Officer giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. The Authorized Officers as of the Closing Date are as set forth Schedule 4 attached hereto.

5.           CONDITIONS PRECEDENT.

5.1         Closing Credit Facility and Funding Initial Revolving Loan Advance.  It shall be a condition precedent of Lenders' obligation to close the Credit Facility and to fund the initial proceeds of the Credit Facility that each of the following conditions precedent be satisfied in full, unless specifically waived in writing by all of the Lenders at or prior to the date of this Agreement (the "Closing Date"):

5.1.1       Satisfactory Loan Documents. On the Closing Date, each of the Loan Documents shall be satisfactory in form, content and manner of execution and delivery to the Administrative Agent and the Administrative Agent's counsel, and all Loan Documents shall be in full force and effect.

5.1.2       Financial Information; No Material Change.

(a)           No change shall have occurred in the financial condition, business, affairs, operations or control of Borrower and/or the Loan Parties, since the date of their respective financial statements most recently delivered to Administrative Agent or any of the Lenders, which change has had or could reasonably be expected to have a Material Adverse Effect; and Borrower and the other Loan Parties shall have furnished Administrative Agent such other financial information, and certifications as reasonably requested by the Administrative Agent.

(b)           The Borrower shall have provided to the Administrative Agent such certificates and other evidence as the Administrative Agent may reasonably require to evidence that the Borrower and each of the Borrowing Base Property Owners (both before and after giving effect to the Credit Facility) is solvent, has assets having a fair value in excess of the amount required to pay such Person's probable liabilities and existing Debts as such become absolute and mature, and has adequate capital for the conduct of such Person's business and the ability to pay such Person's Debts from time to time incurred in connection therewith as such Debts mature, including the Closing Compliance Certificate (the "Closing Compliance Certificate") set forth as Exhibit E attached hereto or in such other form reasonably acceptable to the Administrative Agent.

5.1.3       Representations and Warranties Accurate.  All representations and warranties made by or on behalf of any of the Borrower and the other Loan Parties, or any of them, to the Administrative Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not materially misleading.

5.1.4       Validity and Sufficiency of Security Documents.  The Security Documents shall create a valid and perfected lien in and to the Collateral, and each of the Security Documents and related UCC filings will be filed to the satisfaction of the Administrative Agent and the Administrative Agent's counsel, including, without limitation, as follows:

(a)           The Borrower, the other Loan Parties, and any other Persons executing Loan Documents on the Closing Date shall have delivered to the Administrative Agent with respect to the Security Documents or, in the case of UCC-1 financing statements, delivery of such financing statements in proper form for recording, and shall have taken all such other actions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens and security interests intended to be created by the Security Documents in the Collateral covered thereby; provided, however, that notwithstanding the foregoing, the recordation of the Security Documents and UCC filings, including, without limitation, the Mortgage and the fixture filings, shall not be a condition precedent hereunder if the Administrative Agent has received gap title insurance acceptable to the Administrative Agent; and

(b)           On or prior to the Closing Date, the Administrative Agent shall have received the results of a UCC, tax lien and judgment search as may be reasonably requested by the Administrative Agent with respect to the Borrower and any other Loan Parties, and the results of such search shall indicate there are no judgments which the Administrative Agent shall reasonably determine in good faith could reasonably be expected to have a Material Adverse Effect or Liens not permitted under the Loan Documents or to be satisfied with the proceeds of the initial Revolving Loan Advance or otherwise permitted by the Administrative Agent.

5.1.5       Litigation.  On the Closing Date, there shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower's knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, or the Borrower, any other Loan Party, or any other Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, which the Administrative Agent shall reasonably determine in good faith could reasonably be expected to have a Material Adverse Effect.

5.1.6       Formation Documents and Entity Agreements.  On the Closing Date, the Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party (or the manager or general partner of such Loan Party, as applicable) certifying as to (a) resolutions of such Loan Party authorizing and approving the transactions contemplated by the Loan Documents, and the execution and delivery thereof by such Loan Party in respect of the documents to which it is a party on its own behalf, or as a general partner or manager of such Loan Party, in respect of any of the Loan Documents, (b) signatures and incumbency of all Authorized Officers of such Loan Party (or the manager or general partner of such Loan Party, as applicable) executing documentation on behalf of such entity or on behalf of such Loan Party, in connection with the transactions contemplated by the Loan Documents, (c) the Formation Documents of such Loan Party having been duly executed, delivered and filed (to the extent required by applicable Laws) and remaining in full force and effect and unmodified except as stated therein as of the date of such certificate (and annexing copies thereof) and (d) the good standing certificates of such Loan Party for (i) its state of formation and (ii) such other good standing certificates where the conduct of such Loan Party's business and ownership of its assets requires such qualification unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on such Loan Party.

5.1.7       Compliance With Law.  The Administrative Agent shall have received and approved evidence that there are no Laws which prohibit or adversely limit the capacity or authority of the Borrower or any Loan Party to enter into the Loan Documents and perform the obligations of such Person with respect thereto.

5.1.8       Compliance With Financial Covenants.  The Administrative Agent shall have received evidence reflecting the Borrower's compliance with the Financial Covenants and the terms and conditions hereof after giving effect to this Agreement and the other Loan Documents.

5.1.9       Borrowing Base Property Due Diligence.  The Administrative Agent shall have received and completed a review of such due diligence as the Administrative Agent may reasonably require with respect to any Borrowing Base Property, consistent with customary commercial lending practices for properties of a similar nature.

5.1.10     Condition of Property.  There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Borrowing Base Properties.

5.1.11     Insurance.  The Borrower shall have provided to the Administrative Agent with respect to each Borrowing Base Property, the Borrower, each other Loan Party and the Collateral evidence of: (i) insurance coverage which meets the property, hazard, and other insurance requirements set forth on Schedule 5.1.11 of this Agreement to the satisfaction of Administrative Agent; and (ii) payment of the premiums for such insurance in accordance with the requirements set forth in Section 7.5.2.

5.1.12     Third Party Consents and Agreements.  The Administrative Agent shall have received such third party consents and agreements, if any, as the Administrative Agent may reasonably require with respect to the entering into the Loan Documents and the performance of the obligations thereunder.

5.1.13     Legal and other Opinions.  The Administrative Agent shall have received and approved legal opinion letters from counsel representing the Borrower and the other Loan Parties which meet Administrative Agent's legal opinion requirements and covering such matters incident to the transactions contemplated herein as the Administrative Agent may request.

5.1.14     No Default.  There shall not be any Default under any of the Loan Documents.

5.2         Conditions to all Credit Extensions.  The obligation of each Lender to honor any Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of LIBO Rate Advances) is subject to the following conditions precedent:

5.2.1       Representations and Warranties.  The representations and warranties of the Borrower and each other Loan Party contained in Article 6 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.2, the representations and warranties contained in Section 6.8 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.2.1 and Section 7.2.2; provided, however, that to the extent any representation or warranty made by the Borrower in this Agreement or any other Loan Document shall be incorrect or misleading in any material respect with respect to one or more Borrowing Base Properties such that this condition of Section 5.2.1 cannot be satisfied, the Borrower may remove a Borrowing Base Property pursuant to the terms of Section 3.3 (with a resulting decrease in the Borrowing Base Value) so that the conditions of this Section 5.2.1 may be satisfied.

5.2.2       No Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

5.2.3       Financial Covenant Compliance.  The Borrower shall be in compliance, on a pro forma basis after giving effect to such Credit Extension, with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower.

5.2.4       Revolving Loan Notice.  The Administrative Agent and, if applicable, the Swing Line Lender and the L/C Issuer shall have received a Revolving Loan Notice in accordance with the requirements hereof.

Each request for a Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of LIBO Rate Advances) submitted by the Borrower shall be deemed to be a certification that the conditions specified in Sections 5.2.1, 5.2.2 and 5.2.3 have been satisfied on and as of the date of the applicable Credit Extension.

6.           REPRESENTATIONS AND WARRANTIES.

To induce the Lenders to enter into this Agreement and to make each Revolving Loan Advance and Swing Line Advance, to issue each Letter of Credit and to otherwise complete all of the transactions contemplated hereby, the Borrower represents and warrants to the Administrative Agent and each Lender that:

6.1         Formation.  Each Loan Party has been duly formed and is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of the State of its formation.  Each Loan Party has the requisite corporate, partnership or company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Loan Document to which it is a party.  Each Loan Party is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

6.2         Proceedings; Enforceability.  Each Loan Party has taken all requisite corporate, partnership or limited liability company action, as applicable, to authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party.  Each Loan Document which is required to be executed and delivered on or prior to the date on which this representation and warranty is being made has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.3         Conflicts.  Neither the execution, delivery and performance of the Loan Documents by the Loan Parties nor compliance by any Loan Party with the terms and provisions thereof (including, without limitation, the granting of Liens pursuant to the Security Documents), (a) will contravene any provision of any applicable Law or any order, writ, injunction or decree of any court or Governmental Authority having jurisdiction over the Borrower, the Collateral or any Loan Party, (b) will conflict with or result in any breach of any of the terms, covenants, conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or to which it may be subject, or (c) will violate any provision of any Formation Document of any Loan Party.

6.4         Ownership and Taxpayer Identification Numbers.  Set forth on Schedule 6.4 (as such may be updated from time to time) is the exact correct and legal name, tax identification number(s) and state of incorporation or organization of the Borrower and each other Loan Party.  Each Borrowing Base Property Owner is either a Wholly-Owned Subsidiary of the Borrower or the Borrower.

6.5         Litigation.  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of each Loan Party's knowledge, threatened with respect to the Credit Facility, the transactions contemplated in the Loan Documents, any Loan Party, the Collateral or any Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, could (a) materially adversely affect a Borrowing Base Property or (b) have or reasonably be expected to have a Material Adverse Effect.

6.6         Information.  All factual information furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders will be, true and accurate in all material respects, to each Loan Party's knowledge, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no material fact presently known to the Borrower which has not been disclosed to the Administrative Agent, which could reasonably be expected to have a Material Adverse Effect.

6.7         Taxes.  All Loan Parties have made or caused to be made all required tax filings and are not delinquent in the payment of any federal, state and local taxes, assessments, impositions or other governmental charges applicable to them and/or their respective assets, except to the extent same are being contested in a manner which complies with the requirements of Section 8.2.3 or to the extent failure to do so could reasonably be expected to have a Material Adverse Effect.

6.8         Financial Information.  The Consolidated financial statements of Parent and the Consolidating financial statements of Mid-America and each Borrower Subsidiary delivered to the Administrative Agent  (and which statements the Administrative Agent has delivered to the Lenders) present fairly the (a) financial condition of the Borrower and the Borrower Subsidiaries, as applicable, as of the dates of such statements and (b) results of operations for the periods covered thereby.  Since the dates of the relevant financial statements, no change has occurred which could reasonably be expected to have a Material Adverse Effect.  All financial statements of the Borrower, the Borrower Subsidiaries, or any other Loan Party hereafter furnished to the Administrative Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall fairly present the financial condition of the Borrower, the Borrower Subsidiaries and/or respective Loan Party, as applicable, as of the date thereof.

6.9         Control Provisions.  The Borrower controls, directly or indirectly, and without the requirement for consent of any other Person, the management of each Borrowing Base Property Owner, subject to the rights of those minority or other equity interest holders as the Administrative Agent may approve.

6.10       Formation Documents.  The Borrower has delivered or caused to be delivered to the Administrative Agent true and complete copies of all Formation Documents of the Loan Parties, and all amendments thereto.

6.11       Bankruptcy Filings.  No Loan Party is contemplating either a filing of a petition under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party.

6.12       Investment Company.  No Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

6.13       Solvency.  After giving effect to the transactions contemplated hereby, (a) each of the Loan Parties is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of each Loan Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement.  After giving effect to the transactions contemplated hereby, none of the Loan Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur debts beyond its ability to pay such debts as they become due (taking into account the timing and amounts to be payable on or in respect to the obligations of the Loan Parties); provided, however, that nothing contained in subclause (i) shall require any equity holder to make any capital contribution to comply with this subclause (i).  In executing the Loan Documents and consummating the transactions contemplated hereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

6.14       Borrowing Base Properties.

6.14.1     Licenses and Permits.  The Borrowing Base Property Owners possess such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate each Borrowing Base Property, except where the failure to possess any such License or Permit could not reasonably be expected to have a Material Adverse Effect.  The Borrowing Base Property Owners are in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of the Borrowing Base Property Owners has received any written notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

6.14.2     Ownership.  (a)  The Borrowing Base Property Owners have fee simple title to the Borrowing Base Properties, as set forth in Schedule 6.14.2 attached hereto (as such may be updated from time to time), which such schedule (as it may be updated from time to time) also sets forth the current appraised value of each such Borrowing Base Property; (b) the interest of the Borrowing Base Property Owners in the Borrowing Base Properties are not subject to any Liens except for those in favor of the Administrative Agent for the ratable benefit of the Lenders securing the repayment of Obligations and other Permitted Liens; (c) neither the Borrower, nor any of the Borrowing Base Property Owners has received written notice of the assertion of any material valid claim by anyone adverse to any Loan Party's ownership in any Borrowing Base Property; and (d) no Person has an option or right of first refusal to purchase all or part of any Borrowing Base Property or any interest therein which has not been waived (except as disclosed in writing and approved by the Required Lenders).

6.14.3     Environmental Matters.  Except to the extent (i) the failure of the following to be true could not reasonably be expected to have a Material Adverse Effect or (ii) disclosed in writing to the Lenders prior to the Individual Property becoming a Borrowing Base Property pursuant to an environmental report, (a) to each Borrowing Base Property Owner's or Loan Party's knowledge, each Borrowing Base Property is free of any Hazardous Materials in violation of any Environmental Laws applicable to such property; (b) none of the Borrowing Base Property Owners nor any Loan Party has received any written notice of a claim under or pursuant to any Hazardous Material Laws applicable to a Borrowing Base Property or under common law pertaining to Hazardous Materials on or originating from any Borrowing Base Property; and (c) none of the Borrowing Base Property Owners or any Loan Party has received any written notice from any Governmental Authority claiming any material violation of any Hazardous Material Laws that is uncured or unremediated.

6.15       Margin Regulations; Use of Proceeds.  The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.  The proceeds of the Credit Facility shall be used solely and exclusively as provided in Section 8.13.  No portion of the proceeds of the Credit Facility shall be used directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (b) for any purpose which would violate or in inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations T, U and X thereof.

6.16       Insurance.  The Collateral Properties are insured by insurers of recognized financial responsibility against such losses and risks in compliance with the requirements of Schedule 5.1.11 attached hereto.

6.17       Deferred Compensation and ERISA.  Neither the Borrower nor any other Loan Party or any ERISA Affiliate, has any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA nor maintains any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that primarily provide for health and welfare benefits to retired employees or other former employees (other than as required by Section 601 of ERISA).

6.18       Property Matters.

6.18.1     Borrowing Base Properties.  Set forth on Schedule 6.4 attached hereto is a list of each Borrowing Base Property with detail indicating the owner of each Borrowing Base Property and the location of each Borrowing Base Property.

6.18.2     Flood Hazard.  Except to the extent covered by flood insurance required by Schedule 5.1.11 attached hereto, if any, no Borrowing Base Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

6.19       No Default.  There is no Default on the part of the Borrower or any of the other Loan Parties under this Agreement or any of the other Loan Documents, and no event has occurred and is continuing which could constitute a Default under any Loan Document.

6.20       Governmental Authorizations; Other Consents.  Except for filings of financial statements and relevant Security Documents in the appropriate state and filing offices, to each Loan Party's knowledge, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained or delivered is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.21       Qualification as a REIT.  Parent qualified as a REIT under the provisions of the Code, as applicable, for its fiscal year ended 1994, and has remained qualified from such date through the date hereof.  All appropriate federal income tax returns for the fiscal years through 2008 (and extensions for the 2009 fiscal year) have been filed by Parent with the IRS and no previously filed return has been examined and reported on by the IRS.  Parent has not incurred any liability for excise taxes pursuant to Section 4981 of the Code.  Parent is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and Parent's proposed method of operation consistent with Parent's business and the business activities contemplated by this Agreement will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

6.22       Compliance with Laws.  Each Loan Party is in compliance in all material respects with the requirements of all Laws applicable to it or to its properties, except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.23       Significant Subsidiary.  There are no Significant Subsidiaries as of the date hereof.

7.           AFFIRMATIVE COVENANTS.

So long as any Lender shall have any Commitment hereunder, any Revolving Loan Advance, Swing Line Advance or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall cause, with respect to Sections 7.3 through 7.14, inclusive and Section 7.18, each Loan Party to:

7.1         Notices.  Within five (5) business days after obtaining actual knowledge thereof, notify the Administrative Agent in writing (and the Administrative Agent shall thereafter promptly notify the Lenders) of the following: (a) occurrence of any act, event or condition which constitutes a Default or Event of Default under any of the Loan Documents; and (b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.  Any notification delivered pursuant to clause (a) of this Section 7.1 shall include a written statement of any remedial or curative actions, if applicable, which the Borrower proposes to undertake and/or to cause any of other Loan Parties to cure or remedy such Default or Event of Default.

7.2         Financial Statements; Reports; Officer's Certificates.  Furnish or cause to be furnished to the Administrative Agent  (and the Administrative Agent shall thereafter promptly furnish copies of same to the Lenders) from time to time, the following financial statements, reports, certificates, and other information, all in form and manner of presentation reasonably acceptable to the Administrative Agent:

7.2.1        Annual Statements.  As soon as available and in any event no later than the earlier of (a) to the extent applicable, five days following the date Parent is required by the SEC to deliver its Form 10-K for each Fiscal Year and (b) one hundred twenty (120) days after the close of each Fiscal Year, (i) the Consolidated statements of financial condition of Parent, as at the end of such Fiscal Year and the related Consolidated statement of income and retained earnings and statement of cash flows for such Fiscal Year, in each case, commencing with the Fiscal Year ending December 31, 2009, setting forth comparative figures for the preceding Fiscal Year and certified by an independent registered public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, in an unqualified opinion which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) consolidating income statements for Mid-America and each Borrower Subsidiary; such financial statements to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably determine.

7.2.2        Periodic Statements.  As soon as available and in any event no later than the earlier of (a) to the extent applicable, five days following the date Parent is required by the SEC to deliver its Form 10-Q for each fiscal quarter, and (b) sixty (60) days after the close of each fiscal quarter (except for the quarter ending on December 31 for which period such reports are not required), (i) the Consolidated statement of financial condition of Parent, as at the end of such quarterly period, (ii) the related Consolidated statement of income and retained earnings (for the current quarter and on a year to date basis), and (iii) the Consolidated statement of cash flows (on a year to date basis), in each case commencing with the fiscal quarter ending March 31, 2010, setting forth comparative figures for the related periods in the prior Fiscal Year, internally prepared in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments, all in form and manner of presentation reasonably acceptable to the Administrative Agent, such financial statements to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably determine, together with consolidating income statements for Mid-America and each Borrower Subsidiary.

7.2.3        Borrowing Base Property Reports.  Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections 7.2.1 and 7.2.2, above, the following financial statements for each of the Borrowing Base Property Owners internally prepared by the Borrower and certified by the Borrower to be true, accurate and complete in all material respects: (a) to the extent not included in the deliveries under Section 7.2.1 or 7.2.2, an operating statement showing all Net Operating Income, including, without limitation, the results of operation for the current quarter and on a year-to-date basis for the period just ended and, annually, an operating statement for the year just ended; and (b) in the form customarily used by the Borrower, a detailed, current rent roll of the subject Borrowing Base Property, containing such details as the Administrative Agent may reasonably request.

7.2.4        SEC Reports.  Within five (5) days after being received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

7.2.5        Compliance Certificates.  Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections 7.2.1 or 7.2.2 above, (a) a Compliance Certificate in form of Exhibit B attached hereto, together with an Officer's Certificate from the Borrower providing and otherwise certifying (i) the compliance or non-compliance by the Borrower with the Financial Covenants, including such supporting detail as is reasonably deemed necessary by the Administrative Agent to verify the calculations incorporated therein, (ii) a report containing, to the extent not included in the deliveries under Sections 7.2.1, 7.2.2, or 7.2.3 for all Individual Properties, a summary listing of all Net Operating Income, revenues, rent roll, mortgage Debt, if any, and, in addition, for each Individual Property acquired during the quarter just ended, the cost basis and the amount and terms of any assumed Debt, (iii) a certification that the financial statements fairly present in all material respects the Consolidated financial condition of Parent and that no Default or Event of Default has occurred and is continuing, or if it is, a statement as to the nature thereof; (iv) a listing of all filings by the Borrower with the SEC, including, without limitation, full copies of Parent's 10-Q and 10-K filings; and (v) any material change in accounting policies required by GAAP or financial reporting practices by any Loan Party or their Subsidiaries.

7.2.6        Data Requested.  Within a reasonable period of time and from time to time, such other financial data or information as the Administrative Agent may reasonably request with respect to the Collateral Properties, the Borrower, and/or the other Loan Parties including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, deposit accounts, mortgage information and physical condition of the Collateral Properties.

7.2.7        Tax Returns.  Upon the Administrative Agent's request, copies of all federal and state tax returns of the Borrower and the other Loan Parties.

7.2.8        Entity Notices.  Concurrently with the issuance thereof, copies of all material written notices (excluding routine correspondence) given to the partners, owners, stockholders, and/or members, respectively, of the Borrower.

7.2.9        Other Defaults.  Within five (5) Business Days of receipt thereof, copies of all written notices in any way relating to (a) the occurrence of any monetary or material non-monetary default or monetary or material non-monetary event of default under any Debt which is recourse to the Borrower, or any other default or event of default under any Debt which is recourse to the Borrower, the occurrence of which could reasonably be expected to have a Material Adverse Effect, or (b) the occurrence of any monetary or material non-monetary default or monetary or material non-monetary event of default under any Debt in excess of $10,000,000 which is secured by an Individual Property, or any other default or event of default under any Debt in excess of $10,000,000 which is secured by an Individual Property, the occurrence of which could reasonably be expected to have a Material Adverse Effect.

7.2.10      Notice of Litigation.  Within ten (10) Business Days after an Authorized Officer obtains knowledge thereof, written notice of any pending or, to the best of such Person's knowledge, threatened action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to the Credit Facility, the transactions contemplated in the Loan Documents (including, without limitation, with regard to all Distributions), or the transactions contemplated in any documentation executed in connection therewith, or the Borrower, any other Loan Party, any other Borrower Subsidiary or any Borrowing Base Property, which is not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on a Borrowing Base Property.

The Borrower hereby acknowledges that the Administrative Agent may make available to the Lenders, the Swing Line Lender and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder by posting the same on IntraLinks or another similar electronic system.

7.3         Existence.  (a) Preserve, renew and keep in full force and effect (i) the partnership, limited liability company or corporate existence, as applicable, of each Loan Party and (ii) the material rights, licenses, permits and franchises of each Loan Party, (b) comply in all material respects with all Laws and other Laws applicable to it and its assets, business and operations, the non-compliance with which could reasonably be expected to have a Material Adverse Effect, (c) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and (d) keep and cause each Loan Party to keep, its assets in good working order and repair, ordinary wear and tear and damage by casualty or taking by condemnation excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

7.4         Payment of Taxes.  Duly pay and discharge, before the same shall become overdue, all taxes, assessments, impositions, and other governmental charges payable by it or with respect to the Collateral Properties, to the extent that same are not paid by the tenants under the respective Leases; provided, however, the failure of any Loan Party to pay such taxes, assessments, impositions, or other governmental charges shall not constitute a Default or Event of Default as long as same are being contested in a manner which complies with the requirements of Section 8.2.3.

7.5         Insurance; Casualty, Taking.

7.5.1        General Insurance Requirements.  Maintain or cause the appropriate Person to maintain in full force and effect the following insurance:  (a) the Collateral Properties shall be insured by insurers of recognized financial responsibility against such losses and risks in compliance with the requirements set forth in Schedule 5.1.11 attached hereto, and (b) all other assets of the Borrower and the Borrower Subsidiaries shall be insured with such insurance as is reasonable and usual for Persons conducting business operations similar to those of the Borrower and in compliance with the terms of any secured financing with respect thereto.

7.5.2        Payment of Premiums.  All insurance premiums shall be paid, at the Borrower's option either annually in advance or in installments when due, and the Administrative Agent shall be provided with evidence of such payment of insurance premiums (or evidence of the relevant installment payment) prior to each renewal or replacement of such coverages.

7.5.3        Notice of Damage.  In the event of any damage or destruction to any Collateral Property by reason of fire or other hazard or casualty in an amount in excess of $100,000, the Borrower shall give immediate written notice thereof to the Administrative Agent.  If there is any condemnation for public use of any Collateral Property the Borrower shall give immediate written notice thereof to the Administrative Agent (and the Administrative Agent shall thereafter promptly notify the Lenders).  With respect to any such condemnation, the Borrower shall make the Mandatory Principal Payment, if any is required, set forth herein.  Further, the Borrower shall upon the request of the Administrative Agent provide to the Administrative Agent a report as to the status of any insurance adjustment, condemnation claim, or restoration resulting from any casualty or taking.

7.6         Inspection.  Permit the Administrative Agent and the Lenders and its/their agents, representatives and employees to inspect the Collateral Properties, and any and all other assets of the Borrower or any of the Loan Parties, at reasonable hours upon reasonable notice, subject to the rights of tenants therein.  The Borrower shall be responsible for the reasonable costs incurred by the Administrative Agent of one such inspection of each Borrowing Base Property (and all such inspections of each Borrowing Base Property if an Event of Default is in existence).

7.7         Loan Documents.  Observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations to the extent required under, the Loan Documents.

7.8         Further Assurances.  Execute and deliver to the Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the Administrative Agent, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations or for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents.

7.9         Books and Records.  Maintain and keep in accordance with GAAP (or such other accounting basis reasonably acceptable to the Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and such other Loan Parties and the Borrower Subsidiaries and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower, the other Loan Parties, and the Borrower Subsidiaries, whether such income or expense is realized thereby or by any other Person.  The Administrative Agent shall have the right, not more than once each year (unless an Event of Default shall have occurred and be continuing in which case as often as the Administrative Agent shall reasonably determine), during normal business hours and upon reasonable notice, to examine such books, records and accounts at the office of the Person maintaining such books, records, correspondence, and accounts and to make such copies or extracts thereof as the Administrative Agent shall desire at the Administrative Agent's cost and expense.  The Borrower shall give the Administrative Agent fifteen (15) Business Days notice of any change in the location of its financial records from the address specified at the beginning of this Agreement.  The Administrative Agent may discuss the financial and other affairs of the Borrower, the other Loan Parties, and Borrower Subsidiaries with any of the Borrower's partners, owners, and any accountants hired by the Borrower, it being agreed that the Administrative Agent and each of the Lenders shall use commercially reasonable efforts to keep such information confidential and not to divulge information obtained from such examination to others except as may be required by Laws and in connection with administering the Credit Facility, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein).  Any assignee or transferee of the Credit Facility, co-lender, or any holder of a participation interest in the Credit Facility shall deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Credit Facility or of further participation interests therein.

7.10       Business and Operations.  (a) Continue to engage in the type of businesses, acquisition, sale, financing, development and operation of multifamily properties and usual and customary uses incidental to such multifamily activities presently conducted by them as of the Closing Date, respectively, and (b) be qualified to do business and in good standing under the Laws of each jurisdiction, and otherwise comply with all Laws, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

7.11       Title.  (a) Warrant and defend (i) the title to each item of Collateral owned by such Person and every part thereof, subject only to Permitted Liens, (ii) the validity and priority of the Liens and security interests held by the Administrative Agent pursuant to the Loan Documents, in each case against the claims of all Persons whomsoever, and (iii) the title to and in the Collateral Properties, and (b) the Borrower and the other Loan Parties shall be responsible, jointly and severally, to reimburse the Administrative Agent and the Lenders for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by the Administrative Agent and/or any of the Lenders if an interest in any item of Collateral, other than as permitted hereunder, is claimed by another Person.

7.12       Estoppel.  Within ten (10) Business Days after a request therefor from the Administrative Agent, which request shall not be made by the Administrative Agent more than once during each Fiscal Year, furnish to the Administrative Agent a statement, duly acknowledged and certified, setting forth (a) the amount then owing by the Borrower in respect of the Obligations, (b) the date through which interest on the Credit Facility has been paid, (c) any offsets, counterclaims, credits or defenses to the payment by any Loan Party to the Obligations of which the Borrower has knowledge and (d) whether any written notice of Default from the Administrative Agent to the Borrower or any of the other Loan Parties is then outstanding and acknowledging that this Agreement and the other Loan Documents are in full force and effect and unmodified, or if modified, giving the particulars of such modification.

7.13       ERISA.  As soon as possible and, in any event, within ten (10) days after any Loan Party, Borrower Subsidiary, or any ERISA Affiliate knows of the occurrence of any of the following which could reasonably be expected to have a Material Adverse Effect, deliver to the Administrative Agent a certificate of an executive officer of the Borrower setting forth details as to such occurrence and the action, if any, that the applicable Borrower or other Loan Party or Borrower Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower, Loan Party, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:  (a) that a Reportable Event has occurred; (b) that any Plan has been deemed to be in "at risk status" (as defined in Section 430(i)(4) of the Code without regard to 430(i)(4)(B) relating to the transition rule); (c) that the minimum required contribution (as defined in Section 430(a) of the Code) to a Plan has not been timely made; (d) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (e) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; (f) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (g) that the Borrower, Loan Party, Borrower Subsidiary, or ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or (h) or that the Borrower, the Loan Party or Borrower Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).  Upon the request of the Administrative Agent, the Borrower shall (and shall cause the other Loan Parties, ERISA Affiliates and Borrower Subsidiaries to) deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Department of Labor.  In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by the Borrower, a Loan Party, a Borrower Subsidiary, or any ERISA Affiliate with respect to any Plan shall be delivered to the Administrative Agent no later than ten (10) days after the date such report has been filed with the Internal Revenue Service, the Department of Labor, or the PBGC or such notice has been received by the Borrower, Loan Party or Borrower Subsidiary or ERISA Affiliate, as applicable.

7.14       Compliance with Laws.  Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.15       Costs and Expenses.  Pay all costs and expenses as required by Section 15.7.1.

7.16       Appraisals.

7.16.1      Appraisal.  The Administrative Agent shall have the right at its option to the extent that (a) the existing applicable appraisal is more than twelve (12) months old or (b) in the Administrative Agent's reasonable discretion, the value of any Borrowing Base Property has been materially impacted, to order an Appraisal of one or more of the Borrowing Base Properties prepared at the Administrative Agent's direction by an appraiser selected by the Administrative Agent, after notice to the Borrower.  An appraiser selected by the Administrative Agent shall be an MAI member with an appropriate level of professional experience appraising commercial properties in the respective area(s) of the Borrowing Base Properties and otherwise qualified pursuant to provisions of applicable Laws under and pursuant to which the Administrative Agent operates.  At any time, the Borrower shall have the right at its option and at its own expense to order an Appraisal of one or more Borrowing Base Properties.

7.16.2      Costs of Appraisal.  The Borrower shall pay for the costs of each Appraisal and each updated Appraisal requested by the Administrative Agent only (a) after the occurrence of an Event of Default, or (b) in connection with an annual Appraisal to be ordered by the Administrative Agent for each Borrowing Base Property, or (c) in connection with any request by the Borrower to extend the Initial Maturity Date to the Extended Maturity Date, or (d) if, in the Administrative Agent's reasonable discretion, the value of any Borrowing Base Property has been materially impacted.

7.17       Indemnification.  At all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless the Administrative Agent and each of the Lenders and all those claiming by, through or under the Administrative Agent and each of the Lenders as required by Section 15.7.2.

7.18       Payment of Obligations.  Pay and discharge as the same shall become due and payable, all lawful claims which, if unpaid, would by Law become a Lien upon its property (other than Permitted Liens).

7.19       Leverage Ratio.  Maintain a Leverage Ratio as determined as of each Calculation Date of less than sixty percent (60%).  The Leverage Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

7.20       Fixed Charge Ratio.  Maintain a Fixed Charge Ratio as determined as of each Calculation Date of not less than 1.50 to 1.0.  The Fixed Charge Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent two (2) Calculation Periods, annualized, such calculation and results to be verified by the Administrative Agent.

7.21       Debt Service Coverage Ratio.  Maintain a Debt Service Coverage Ratio as determined as of each Calculation Date of not less than 2.0 to 1.0.  The Debt Service Coverage Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent two (2) Calculation Periods, annualized, such calculation and results to be verified by the Administrative Agent.

7.22       Adjusted Net Operating Income Ratio. Maintain an Adjusted Net Operating Income Ratio for all Borrowing Base Properties, as determined as of each Calculation Date of not less than 1.5 to 1.0.  The Adjusted Net Operating Income Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent Calculation Period, annualized, such calculation and results to be verified by the Administrative Agent.

7.23       Total Development and Joint Venture Investment Ratio. Not permit the Total Development and Joint Venture Investment Ratio to exceed seven and one half percent (7.50%).  The Total Development and Joint Venture Investment Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

7.24       Dividend Payout Ratio. Not permit the Dividend Payout Ratio to exceed ninety percent (90%). The Dividend Payout Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

7.25       Net Worth.  Maintain a Net Worth as determined as of each Calculation Date equal to or greater than the aggregate of (a) $850,000,000 plus (b) fifty percent (50%) of the cumulative net cash proceeds received from and the value of assets acquired (net of (i) underwriters' discounts, commissions and other reasonable out-of-pocket expenses of issuance actually paid to any Person (other than a Loan Party or an Affiliate of any Loan Party) and (ii) Debt incurred or assumed in connection therewith) through the issuance of Capital Stock by Parent after the date hereof.  The Net Worth covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

7.26       Borrowing Base Property Covenants.

7.26.1      Apartment Community.  Maintain each Borrowing Base Property at all times as an apartment community (for which all Certificates of Occupancy have been issued) located in the United States owned by a Borrowing Base Property Owner.

7.26.2      Business Strategy.  Maintain ownership of each Borrowing Base Property at all times consistent with the Borrower's business strategy, and each Borrowing Base Property shall at all times be of an asset quality consistent with the quality of Borrowing Base Properties owned by the Borrowing Base Property Owners as of the date hereof.

7.27       Replacement Documentation.  Upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of any Note or any other loan document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other loan document in the same principal amount thereof and otherwise of like tenor.

7.28       Maintenance of REIT Status.  Parent shall engage in such business activities, and shall refrain from engaging in such activities, so as to continue to meet the requirements for qualification and taxation as a REIT under the Code.

7.29       The Lenders' Consultants.

7.29.1      Right to Employ.  The Borrower agrees that the Administrative Agent shall have the right to employ on its behalf and on behalf of the Lenders, its own personnel, or one or more engineers, architects, environmental advisors, scientists, accountants, and attorneys to act as an advisor to the Administrative Agent and the Lenders in connection with the Credit Facility (each of which shall be selected by the Administrative Agent with reasonable care and shall be a "Lenders' Consultant").

7.29.2      Functions.  The functions of a Lenders' Consultant shall include, without limitation: (i) inspection and physical review of any Collateral Property; (ii) review and analysis of environmental matters; (iii) review and analysis of financial and legal matters; and (iv) providing usual inspection and review services in the event of the use of Net Proceeds for any Repair Work.

7.29.3      Payment.  The reasonable costs and fees of the Lenders' Consultants (exclusive of salary and other similar benefits) shall be paid by the Loan Parties upon billing therefor and, if not so paid within thirty (30) days, may be paid directly by the Lenders through a Revolving Loan Advance.

7.29.4      Access.  The Loan Parties shall provide the Lenders' Consultants with reasonable access to all Collateral Properties.

7.29.5      No Liability.  Neither the Administrative Agent nor any Lender shall have liability to the Borrower, any Loan Party, or third party on account of: (i) services performed by the Lenders' Consultant; or (ii) any failure or neglect by the Lenders' Consultant to properly perform services. The Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by the Lenders' Consultant for the Administrative Agent or the Lenders. No Lenders' Consultant shall have liability to the Borrower, any Loan Party, or third party on account of: (i) services performed by such Lenders' Consultant; or (ii) any failure or neglect by such Lenders' Consultant to properly perform services, except for its gross negligence or willful misconduct.

7.30       Bank Accounts.  Maintain with Regions or First Tennessee Bank, N.A. (as long as it is a Lender hereunder) throughout the term of this Agreement, the Borrower's primary depository relationship.

7.31       Significant Subsidiaries to be a Guarantor.  Within thirty (30) days of any Person becoming a Significant Subsidiary after the date hereof, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) a Guaranty executed by such Significant Subsidiary and (ii) such other documents (including, without limitation, organizational documents and certificates, opinion letters and lien searches) as the Administrative Agent may reasonably request. The Administrative Agent shall send to each Lender copies of each of the foregoing items once the Administrative Agent has received all such items with respect to a Significant Subsidiary.

8.           NEGATIVE COVENANTS.

So long as any Lender shall have any Commitment hereunder, any Revolving Loan Advance, Swing Line Advance or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any other Loan Party to directly or indirectly:

8.1         No Changes to the Borrower and other Loan Parties. Without the prior written consent of the Administrative Agent, not to be unreasonably withheld or delayed after not less than thirty (30) days' prior written notice (with reasonable particularity of the facts and circumstances attendant thereto): (a) change its jurisdiction of organization, (b) change its organizational structure or type, (c) change its legal name, or (d) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employment identification number (if any).

8.2         Restrictions on Liens.  Create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral (real or personal, tangible or intangible, including, without limitation, the Borrowing Base Properties), whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, such Collateral or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of such property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following (singly and collectively, "Permitted Liens"):

8.2.1        Administrative Agent's Liens.  Liens created by the Loan Documents;

8.2.2        Permitted Debt.  Liens to secure any Debt that is not Prohibited Debt; provided, however, that (x) the Borrower will be in compliance with the Financial Covenants considering the consequences of the granting of any such Lien and (y) no such Lien shall be secured by any Borrowing Base Property or the ownership interest in any Borrowing Base Property Owner;

8.2.3        Tax Liens.  Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (a) to the extent such contest concerns a Borrowing Base Property, reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established in a manner reasonably satisfactory to the Administrative Agent or deposited in cash (or cash equivalents) with the Administrative Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable Law, (b) no imminent  risk of sale, forfeiture or loss of any interest in any Borrowing Base Property or the Collateral or any part thereof arises during the pendency of such contest and (c) such contest could not reasonably be expected to have a Material Adverse Effect;

8.2.4        Judgment Liens.  Liens in respect of property or assets imposed by Law, which do not secure Debt, such as judgment Liens (provided such judgment Liens do not cause the occurrence of an Event of Default under Section 10.1), carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, (a) which, except for such judgment Liens, do not in the aggregate materially detract from the value of any property or assets or  have, and could not reasonably be expected to have, a Material Adverse Effect, (b) which, except for such judgment Liens, are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (c) which as to any Borrowing Base Property do not have a lien priority prior to the Lien in favor of the Administrative Agent, for the benefit of the Lenders, with respect to the Obligations, including, without limitation, any future Revolving Loan Advances, and (d) which do not exceed $100,000;

8.2.5        Personal Property Liens.  Liens relating to personal property financing leases entered into in the ordinary course of business with respect to equipment, fixtures, furniture, furnishings and similar assets; and

8.2.6        L/C Issuer Liens.  Liens, if any, in favor of the L/C Issuer to cash collateralize or otherwise secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder.

8.2.7        Easements, Etc.  Liens in connection with easements, zoning restrictions, rights-of-way and other similar encumbrances affecting real property which, in the aggregate, do not impose material financial obligations on the Borrower or any Loan Party, and which do not, in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such property or the Loan Party that owns such property.

8.2.8        Other Encumbrances.  Encumbrances listed as exceptions to the Lenders' title insurance policies for the Borrowing Base Properties and any such title and survey exceptions as the Administrative Agent and/or Required Lenders have approved or may approve in writing in their sole discretion.

8.3         Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity.  (a) Dissolve, terminate, liquidate, consolidate with or merge with or into any other Person, (b) issue, sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) any material portion of its assets (whether now owned or hereafter acquired), including, without limitation, any securities, membership or partnership interests, or other interests of any kind in any other Loan Party or Borrower Subsidiary, directly or indirectly (whether by the issuance of rights of, options or warrants for, or securities convertible into, any such security, membership or partnership interests or other interests of any kind), (c) permit another Person to merge with or into it, (d) acquire all or substantially all the capital stock, membership or partnership interests or assets of any other Person, or (e) take any action which could have the effect, directly or indirectly, of diluting the economic interest of any Loan Party in any other Loan Party or Borrower Subsidiary; except the following:

8.3.1        Transfers.  Transfers pursuant to the Security Documents and other agreements in favor of the Administrative Agent for the ratable benefit of the Lenders;

8.3.2        Non-Loan Parties.  Any such dissolution, liquidation, or termination which does not involve a Loan Party;

8.3.3        Loan Parties.  With the prior written consent of the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld or delayed, any consolidation, merger, or issuance so long as the Borrower is the surviving entity; provided, however, that (a) the Borrower will be in compliance with the Financial Covenants considering the consequences of such event, (b) no such event shall cause a Change of Control, and (c) each Borrowing Base Property Owner will continue to be the Borrower or a Wholly-Owned Subsidiary of the Borrower as of the date hereof;

8.3.4        Borrowing Base Properties.  Sales of any Borrowing Base Property, provided the Release Conditions are satisfied with respect thereto;

8.3.5        Leases. Leases of all or any portion of any Borrowing Base Property in the ordinary course of the apartment leasing business;

8.3.6        Property Transfers.  Sales, transfers or assignments of other assets of the Borrower, any Loan Party or any Borrower Subsidiary which do or do not constitute Collateral; provided, however, that (a) the Borrower will be in compliance with the Financial Covenants considering the consequences of any such sale; and (b) the aggregate amount of any such sales, transfers, or assignments of such other assets shall not exceed thirty percent (30%) of the Total Market Value of Assets, as verified by the Administrative Agent, unless prior written approval is obtained from the Required Lenders (not to be unreasonably withheld, conditioned or delayed);

8.3.7        Ordinary Course.  Sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced;

8.3.8        With Consent.  Transactions, whether outright or as security, for which the Administrative Agent's, the Required Lenders' or the Lenders', as applicable, prior written consent has been obtained to the extent such approval is required under this Agreement;

8.3.9        Equity Issuances.  The issuance or sale of equity interests in the Borrower;

8.3.10      Merger of Loan Parties.  Mergers of and between Loan Parties; provided, however, (a) the Borrower shall at all times remain surviving entities, (b) the Administrative Agent receives ten (10) Business Days prior written notice of the proposed merger, and (c) the Borrower agrees to take all such action and execute all such documents as the Administrative Agent may reasonably require in order to maintain the Administrative Agent's priority and perfection in the Collateral; or

8.3.11      Permitted Transfers.  The issuance or transfer of shares of common stock, limited partnership interests or other beneficial or ownership interests or other forms of securities in Borrower or a Related Party, including all varieties of convertible debt, equity and other similar securities; provided, however, that no change in the ownership of the Controlling interest in Borrower or a Related Party occurs as a result of such issuance or transfer, either upon such transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

8.4         Restrictions on Debt.  Permit any Wholly-Owned Subsidiary that is the owner of a Borrowing Base Property to incur, create, or permit to exist any indebtedness to any Person other than the Lenders with the exception of purchase money security interests and contractual obligation, incurred in the ordinary course of the apartment leasing business ("Prohibited Debt").

8.5         Other Business.  Enter into any line of business or make any material change in the nature of its business, purposes or operations, or undertake or participate in activities other than the continuance of its present business except as otherwise specifically permitted by this Agreement or the other Loan Documents.

8.6         Change of Control.  Permit or otherwise suffer to occur any Change of Control.

8.7         Forgiveness of Debt.  Voluntarily cancel or otherwise forgive or release any Debt owed to it by any Person, except for adequate consideration and except for settlement of lease obligations of tenants in the Borrower's reasonable business judgment.

8.8         Affiliate Transactions.  Enter into, or be a party to, any transaction with any Person which is an Affiliate of any Loan Party, except transactions (a) involving the offering or sale of a Person's equity interests on an arm's length basis, or (b) entered into in the ordinary course of business and on terms which are no less favorable to such Loan Party or Borrower Subsidiary than would be obtained in a comparable arm's length transaction with an unrelated third party.

8.9         ERISA.  Establish or be obligated to contribute to any Plan other than 401(k) and ESOP plans.

8.10       Bankruptcy Filings.  With respect to any of the Loan Parties, file a petition under any Debtor Relief Laws for the liquidation of all or a major portion of its assets or property.

8.11       Investment Company.  Become an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

8.12       Swap Contracts.  Not enter into any Swap Contract, unless (i) such Swap Contract was entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party other than normal setoff or netting rights.  Notwithstanding the foregoing, Borrower has the continuing right to purchase Swap Contracts as required by any credit facilities of the Borrower existing as of the date hereof, as such credit facilities may be amended from time to time.

8.13       Use of Proceeds.  Permit the proceeds of the Credit Facility, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than to (a) repay certain existing indebtedness of the Borrower, (b) provide working capital to the Borrower and the Borrower Subsidiaries, (c) provide funds for acquisitions, development, capital expenditures, and refinancings of real estate properties by the Borrower and the Borrower Subsidiaries, (d) pay certain closing and transactional costs as approved by the Administrative Agent and (e) for other lawful REIT purposes.

8.14       Distributions.  Authorize, declare, or pay any Distributions on behalf of the Borrower, except for Permitted Distributions.

8.15       Restrictions on Investments.  Make or permit to exist or to remain outstanding any Investment except which are in:

(a)           marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase;

(b)           bank deposits, certificates of deposit and banker's acceptances, or other obligations in or of the Lenders or banks located within and chartered by the United States of America or a state and having assets of over $500,000,000;

(c)           the Borrower's Subsidiaries (both Subsidiaries as of the date hereof and any other Person that becomes a Borrower Subsidiary), subject in all instances to the terms of this Agreement; and

(d)           Permitted Investments.

8.16       Negative Pledges, etc.  Enter into any agreement subsequent to the Closing Date (other than a Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property that relates to the Borrowing Base Properties, (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document, or (c) could reasonably be expected to have a Material Adverse Effect.

8.17       Other Covenants.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that no Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that the Borrower and/or any of the other Loan Parties, after the date hereof, intends to store or otherwise deliver any Collateral or other personal property in which the Administrative Agent has been granted a security interest to such a bailee, then the Borrower shall receive the prior written consent of the Administrative Agent not to be unreasonably withheld or delayed and such bailee must acknowledge in writing that the bailee is holding such Collateral or such other personal property for the benefit of the Administrative Agent and the Lenders.

8.18       Accounts Receivable from Related Persons. Permit or allow the aggregate of accounts receivable and other loans and indebtedness owed by Related Parties to the Borrower to exceed the sum of One Million Dollars ($1,000,000.00) in the aggregate as to the Borrower.

8.19       Loans to Officers and Employees. Allow Permitted Loans to exceed in the aggregate the sum of Two Million and 00/100 Dollars ($2,000,000); or permit or allow other loans to directors, officers, partners, shareholders and employees of Borrower to exceed, in the aggregate, the sum of One Million and 00/100 Dollars ($1,000,000).

9.           SPECIAL PROVISIONS.

9.1         Legal Requirements.  The Borrower, any Borrower Subsidiary or any Loan Party may contest in good faith any claim, demand, levy or assessment under any Laws by any Person or entity if: (i) the contest is based upon a material question of Law or fact raised by the Borrower in good faith; (ii) such Person properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Law should the contest not be successful; (iv) if the contest concerns a Borrowing Base Property or a Borrowing Base Property Owner, reasonable reserves in an amount necessary to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary shall have been established in a manner reasonably satisfactory to the Administrative Agent or deposited in cash (or cash equivalents) with the Administrative Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable Law; (vi) no Event of Default exists; (vii) if the contest relates to a Hazardous Material Law, any conditions set forth in the Environmental Indemnity Agreement relating to such contests shall be satisfied; (viii) no imminent risk of sale, forfeiture or loss of any interest in any Borrowing Base Property or the Collateral or any part thereof arises during the pendency of such contest; and (ix) such contest could not reasonably be expected to have a Material Adverse Effect.

9.2         Limited Recourse Provisions.

9.2.1        Borrower Fully Liable. Borrower shall be fully liable for the Credit Facility and the Obligations of the Borrower to the Administrative Agent and each of the Lenders.

9.2.2        Certain Non-Recourse.  This Agreement and all Loan Documents have been executed by the undersigned in its capacity as an officer of Parent, as general partner of Mid-America on behalf of Mid-America or the Loan Parties, and not individually, and none of the trustees, officers, directors, members, limited partners, or shareholders of the Borrower or any Loan Party shall be bound or have any personal liability hereunder or thereunder except under any Guaranty or other Loan Document signed by such Person, other than a signature in a representative capacity.  Under no circumstances shall any party be entitled to seek recourse or commence any action against any of the trustees, officers, directors, members, limited partners, or shareholders of the Borrower or any such Person's personal assets for the performance or payment of any obligation hereunder.  In all other Loan Documents, all parties shall not seek recourse or commence any action against any of the trustees, officers, directors, members, limited partners, or shareholders of Borrower or any of such Person's personal assets for the performance or payment of any obligation hereunder or thereunder, except under any Guaranty or other Loan Document signed by such Person, other than a signature in a representative capacity.

9.2.3        Additional Matters.  Nothing contained in the foregoing non-recourse provisions or elsewhere shall: (a) limit the right of the Administrative Agent or any of the Lenders to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any Person or entity for which personal liability does not otherwise exist; or (b) limit the liability of any attorney, law firm, accountant or other professional who or which renders or provides any written opinion or certificate to the Administrative Agent or any of the Lenders in connection with the Credit Facility even though such Person or entity may be a limited partner of the Borrower.

9.3         Payment of Obligations.  Upon the return to the Administrative Agent, or the expiration, of all of the Letters of Credit and the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Administrative Agent and of each Lender for which the Borrower is responsible, and the termination of this Agreement, the Administrative Agent shall release any security and other collateral interests as provided for herein and under the other Loan Documents and shall execute and deliver such documents and termination statements as the Borrower or any other Loan Party reasonably requests to evidence such termination and release.  However, such release by the Administrative Agent shall not be deemed to terminate or release any Person from any obligation or liability under the Loan Documents which specifically by its terms survives the payment in full of the Obligations.

10.         EVENTS OF DEFAULT.

The following provisions deal with Defaults, Events of Default, notice, grace and cure periods, and certain rights of the Administrative Agent and the Lenders following an Event of Default.

10.1       Default and Events of Default.  The term "Default" as used herein or in any of the other Loan Documents shall mean any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. The occurrence of any of the following events, continuing uncured beyond any applicable grace, notice or cure period, respectively, shall constitute an event of default ("Event of Default").  Upon the occurrence of any Event of Default described in Section 10.1.8, any and all Obligations shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, declare that any and all Obligations shall become immediately due and payable.

10.1.1      Failure to Pay the Credit Facility.  The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Credit Facility, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.1.2      Failure to Make Other Payments.  The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of, the Credit Facility, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.1.3      Security Documents and Other Loan Documents.  Any other default in the performance of any term or provision of the Security Documents or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Security Documents or any other Loan Document, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.1.4      Default under Other Agreements.  (i) The Borrower or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt or Guarantee (other than Debt hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000; provided, however, if the amount in default is less than $5,000,000 and no other default exists under any other agreement described in this subsection, and the Borrower is diligently and in good faith contesting any default under this paragraph to the reasonable satisfaction of the Administrative Agent, it shall not be a Default hereunder, or (B) fails to observe or perform in any material respect any other agreement or condition relating to any such Debt or Guarantee described in Section 10.1.4(i)(A) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt described in Section 10.1.4(i)(A) above or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or passage of time, or both, if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any other Loan Party is an Affected Party (as so defined) and, in either event, the occurrence of such event could reasonably be expected to have a Material Adverse Effect.

10.1.5      Representations and Warranties.  If any representation or warranty made by the Borrower or by any of the other Loan Parties in the Loan Documents was untrue or misleading in any material respect as of the date made or deemed made, including, without limitation, all representations and warranties made in Article 6 herein.

10.1.6      Affirmative Covenants.  The breach of any covenant contained in Article 7 herein, including, without limitation, the Financial Covenants.

10.1.7      Negative Covenants.  The breach of any covenant contained in Article 8 herein.

10.1.8      Financial Status and Insolvency.  Any Loan Party shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of a Loan Party, or of the whole or any substantial part of the property or assets of a Loan Party, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other Law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of a Loan Party or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (ix) have an attachment or execution levied against any material portion of the property of a Loan Party or against any portion of the Collateral which is not discharged or dissolved by a bond within sixty (60) days.

10.1.9      Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

10.1.10    Judgments.  One or more judgments or decrees shall be entered against Borrower or any Loan Party involving a liability (not paid or fully covered (subject to deductibles) by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000;

10.1.11    ERISA.  (a) If (i) any Plan shall be deemed to be in "at risk status" (as defined in Section 430(i)(4) of the Code without regard to Section 430(i)(4)(B) relating to the transition rule), (ii) any Plan shall have had or is likely to have a trustee appointed to administer such Plan, (iii) any Plan is, shall have been or is likely to be terminated or to be the subject of a distress termination proceeding under ERISA, (iv) a minimum required contribution (as defined in Section 430(a) of the Code) for a Plan has not been timely made, (v) a Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or (vi) a Loan Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that primarily provide health and welfare benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) and any of the foregoing could have a Material Adverse Effect; (b) if there shall result from any event or events described in clauses (i), (ii), (iii) (iv) or (v) of Section 10.1.11(a), the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which could have, or reasonably be expected to have, a Material Adverse Effect; or (c) if any such lien, security interest or liability is imposed or granted and, individually, and/or in the aggregate, in the reasonable opinion of the Administrative Agent could have, or reasonably be expected to have, a Material Adverse Effect.

10.1.12    Change of Control.  If a Change of Control shall occur.

10.1.13    Indictment; Forfeiture.  The indictment of, or institution of any legal process or proceeding against, the Borrower, any other Loan Party under any applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of Borrower and/or any other such Person and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower and/or any other such Loan Party of its business in the ordinary course.

10.1.14    Generally.  A default by the Borrower in the performance of any other term, provision or condition of this Agreement to be performed by the Borrower, or a breach of, or other failure to satisfy, any other term provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, including, without limitation, as set forth in Section 10.2 below.

10.2       Grace Periods and Notice.  As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

10.2.1      No Notice or Grace Period.  There shall be no grace period and no notice provision with respect to the payment of principal at maturity and/or in connection with a Mandatory Principal Prepayment (except as provided in Section 2.3.8) and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or (subject to Sections 10.2.4 and 10.2.5) with respect to a breach of warranty or representation under Article 6, or (subject to Section 10.2.5) with respect to the breach of any of the affirmative covenants set forth in Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.10, 7.18 – 7.25 or 7.30 (unless a grace or cure period is specifically provided for therein) or (subject to Section 10.2.5) with respect to the breach of any of the negative covenants set forth in Article 8.

10.2.2      Nonpayment of Interest.  As to the nonpayment of interest there shall be a five (5) Business Day grace period without any requirement of written notice from the Administrative Agent.

10.2.3      Other Monetary Defaults.  All other monetary defaults shall have a five (5) Business Day grace period following written notice from the Administrative Agent.

10.2.4      Nonmonetary Defaults Capable of Cure.  As to non-monetary Defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Agreement or in another Loan Document, there shall be a thirty (30) day grace period following the earlier of (i) the date on which the Borrower obtains knowledge of such Default and (ii) the date on which the Borrower has received written notice of such Default from the Administrative Agent; provided, however, that if such Default would reasonably require more than thirty (30) days to cure or remedy, the grace period will be such longer period as requested by the Borrower but in no event longer than ninety (90) days following such Default and no extension shall be granted if such Default has caused a Material Adverse Effect.

10.2.5      Borrowing Base Property Defaults.  As to any non-monetary Defaults which are capable of being cured or remedied by the removal of any Individual Property or Individual Properties from being Borrowing Base Properties, there shall be a thirty (30) day grace period following the earlier of (i) the date on which the Borrower obtains knowledge of such Default and (ii) the date on which the Borrower has received written notice of such Default from the Administrative Agent, for the Borrower to cure or remedy such Default by removing such Individual Properties from being Borrowing Base Properties, if required, or by removing such Borrowing Base Properties from the Borrowing Base Value.

11.         REMEDIES.

11.1       Remedies.  Upon the occurrence and during the continuance of an Event of Default, whether or not the Obligations evidenced by this Agreement and secured by the Security Documents shall be due and payable or the Administrative Agent shall have instituted any foreclosure or other action for the enforcement of the Security Documents, the Administrative Agent may in its sole and absolute discretion do any one or more of the following, and shall upon the direction of the Required Lenders, in addition to any other remedies which the Administrative Agent may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof:

11.1.1      Accelerate Debt.  Declare the Obligations immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 10.1.8), such acceleration shall be automatic).

11.1.2      Collateralize Letters of Credit.  Require the Borrower to deposit into accounts maintained with, and pledged to the Administrative Agent, cash proceeds in an amount equal to one hundred three percent (103%) of the L/C Exposure, which deposits shall secure the L/C Exposure.

11.1.3      Pursue Remedies.  Pursue any and all remedies provided for hereunder, under any one or more of the other Loan Documents, and/or otherwise.

Additionally, upon the occurrence and during the continuance of an Event of Default subject to the expiration of any applicable cure period, (i) the obligation of each Lender to make Revolving Loan Advances shall terminate at the option of the Administrative Agent in its sole and absolute discretion, (ii) the obligation of the Swing Line Lender to make Swing Line Advances shall terminate at the option of the Swing Line Lender in its sole and absolute discretion and (iii) the obligation of the L/C Issuer to make L/C Credit Extensions shall terminate at the option of the L/C Issuer in its sole and absolute discretion.

11.2       Distribution of Liquidation Proceeds.  Subject to the terms and conditions of this Agreement, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

First:  To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Administrative Agent.

Second:  To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all fees and expenses which such Lenders have previously paid to the Administrative Agent and not theretofore paid to such Lenders.

Third: To the Swing Line Lender towards all outstanding principal and interest due to the Swing Line Lender under the Swing Line Note, with the Swing Line Lender applying such proceeds for purposes of this Agreement first against accrued and unpaid interest due under the Swing Line Note and then to the outstanding principal balance due to the Swing Line Lender under the Swing Line Note.

Fourth:  To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Note, with each Lender applying such proceeds for purposes of this Agreement first against accrued and unpaid interest due under the Revolving Loans, and then to the outstanding principal balance due to such Lender under the Revolving Loans.

Fifth:  To the L/C Issuer, funds needed to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit.

Sixth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Credit Facility including, without limitation, (a) any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents, and (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender.

Seventh:  To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

Subject to Section 2.6.7, amounts used to provide Cash Collateral for the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12.         SECURITY INTEREST AND SET-OFF.

12.1       Security Interest.  The Borrower hereby grants (and shall cause each other Loan Party to grant) to the Administrative Agent and each of the Lenders, a continuing lien, security interest and right of setoff (with setoff being subject to Section 12.2) as security for all of the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any of the Lenders or any of their respective successors and assigns, or in transit to any of them.

12.2       Set-Off/Sharing of Payments.  If any Event of Default occurs, any such deposits, balances or other sums credited by or due from Administrative Agent or any of the Lenders, or from any of their respective Affiliates, to the Borrower may to the fullest extent not prohibited by applicable Law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by the Administrative Agent against any or all of any Loan Party's Obligations irrespective of whether demand shall have been made and although such obligations may be unmatured, in the manner set forth herein.  Promptly upon making any such set off, appropriation or application, the Administrative Agent agrees to notify the Borrower in writing thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.  ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the Obligations evidenced by this Agreement due to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations evidenced by this Agreement due to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by this Agreement due to such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations due to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to Obligations under this Agreement due to all of the Lenders, such Lender will make such disposition and arrangements (excluding any amounts received by the L/C Issuer to secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder) with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations its proportionate payment as contemplated by this Agreement; provided, however, that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

12.3       RESERVED.

12.4       Additional Rights.  The rights of the Administrative Agent, the Lenders and each of their respective Affiliates under this Article 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which the Administrative Agent or any of the Lenders may have.

13.         THE ADMINISTRATIVE AGENT AND THE LENDERS.

13.1       Rights, Duties and Immunities of the Administrative Agent.

13.1.1      Appointment of Administrative Agent.  Each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Regions to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article 13 (other than Sections 13.1.10, 13.2.4 and 13.3.2) are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

13.1.2      No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the Loan Documents, except in its capacity, as may be applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the L/C Issuer hereunder.

13.1.3      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

13.1.4      Exculpatory Provisions.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing (but subject to Section 13.1.4(b)), the Administrative Agent:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, however, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.4.1 or (ii) in the absence of its own (or its officers, directors, employees, agents, attorneys in fact or Affiliates) gross negligence or willful misconduct.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

13.1.5      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Revolving Loan Advance or Swing Line Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Swing Line Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Swing Line Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender, the Swing Line Lender or the L/C Issuer prior to the making of such Revolving Loan Advance or Swing Line Advance or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.1.6      Notice of Default.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender, the Swing Line Lender or the L/C Issuer.  The Administrative Agent will notify the Lenders of the Administrative Agent's receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 11; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable.

13.1.7      Lenders' Credit Decisions.  Each Lender, the Swing Line Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, the Swing Line Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

13.1.8      Administrative Agent's Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Agreement or the other Loan Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

13.1.9      Administrative Agent in its Individual Capacity.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Borrower Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

13.1.10    Successor Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swing Line Lender, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, if such appointment is prior to the occurrence and continuation of an Event of Default, with the prior approval of, the Borrower, such approval not to be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, at the direction and with the consent of the Borrower, on behalf of the Lenders, the Swing Line Lender and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders, the Swing Line Lender or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the Swing Line Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 15.7 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Regions as Administrative Agent pursuant to this Section shall also constitute its resignation as the Swing Line Lender and the L/C Issuer.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender and L/C Issuer, (b) the retiring Swing Line Lender and L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

If at any time Regions ceases to be the Administrative Agent hereunder, Borrower's obligations under Section 7.30 hereof will immediately terminate.

13.1.11    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan Advance, any Swing Line Advance or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any Revolving Loan Advance, any Swing Line Advance, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent under Sections 2.4, 2.6.9, 2.6.10 and 15.7) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Swing Line Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swing Line Lender and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 15.7.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swing Line Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Swing Line Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Swing Line Lender or the L/C Issuer in any such proceeding.

13.1.12    Collateral and Guaranty Matters.  The Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release or assign any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is (1) sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (2) refinanced or to be refinanced as permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.4.1, if approved, authorized or ratified in writing by the Required Lenders; and

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or an owner of a Borrowing Base Property as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.1.12.

13.2       Respecting Loans and Payments.

13.2.1      Adjustments.  If, after the Administrative Agent has paid each Lender's proportionate share of any payment received or applied by the Administrative Agent in respect of the Loan and other Obligations, that payment is rescinded or must otherwise be returned or paid over by the Administrative Agent, whether pursuant to any Debtor Relief Law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at the Administrative Agent's request, promptly return its proportionate share of such payment or application to the Administrative Agent, together with such Lender's proportionate share of any interest or other amount required to be paid by the Administrative Agent with respect to such payment or application.

13.2.2      Setoff.  If any Lender (including the Administrative Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Agreement, such Lender shall remit to the Administrative Agent all such sums received pursuant to the exercise of such right of setoff, and the Administrative Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Agreement.

13.2.3      Distribution by the Administrative Agent.  If in the opinion of the Administrative Agent distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders.  In addition, the Administrative Agent may request full and complete indemnity from the Lenders, in form and substance satisfactory to it, prior to making any such distribution.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.

13.2.4      Limited Assignment Right of Borrower.  If any Lender requests compensation under Sections 2.5.1 or 2.5.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, or if any Lender is a Defaulting Lender, then in addition to, and not in limitation of, the rights and remedies that may be available to the Borrower at law or in equity, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.3), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee reasonably acceptable to the Administrative Agent that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that:

(a)           the Administrative Agent shall be paid the assignment fee specified in Section 13.3.2(d);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loan Advances, the Refunded Swing Line Advances or the Swing Line Advances (with respect to the Swing Line Lender) and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.3.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Sections 2.5.1 or 2.5.2 or payments required to be made pursuant to Section 2.8, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

13.2.5      Holders.  The Administrative Agent may deem and treat the Lender designated in the Register as the proportionate owner of such interest in the Obligations for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any designated interest in the Obligations shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such interest in the Obligations.

13.3       Assignments by Lenders.

13.3.1      Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.3.2, (ii) by way of participation in accordance with the provisions of Section 13.3.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.3.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.3.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

13.3.2      Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans (including for purposes of this Section 13.3.2, participations in Swing Line Advances and L/C Obligations) at the time owing to it); provided, however, that any such assignment shall be subject to the following conditions:

(a)           Minimum Amounts.

(i)           in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Revolving Loan Advances, Swing Line Advances and L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)           in any case not described in Section 13.3.2(a)(i), the aggregate amount of the Commitment (which for this purpose includes the Revolving Loan Advances, Swing Line Advances and L/C Obligations outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Loan Advances, Swing Line Advances and L/C Obligations of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(b)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Loan Advances, Swing Line Advances and L/C Obligations or the Commitment assigned.

(c)           Required Consents.  No consent shall be required for any assignment except to the extent required by Section 13.3.2(a)(ii) and, in addition:

(i)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (other than a Defaulting Lender or Impacted Lender), an Affiliate of a Lender (other than a Defaulting Lender or Impacted Lender) or an Approved Fund;

(ii)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iii)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(d)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $2,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(f)           No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(g)           No Assignment to Defaulting Lenders.  No such assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.3.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.5.1, 2.5.2, 2.3.15, and Section 15.7 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided, however, that such new Note shall be dated the effective date of such Assignment and Acceptance and shall be otherwise in the form of Exhibit C attached hereto.  To the extent a Lender has assigned all of its Commitment and the Revolving Loan Advances, Swing Line Advances and L/C Obligations, it covenants to return any outstanding Note to the Borrower or to provide a lost note indemnity in lieu thereof.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.3.4.

13.3.3      Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Revolving Loan Advances, Swing Line Advances and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.3.4      Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Loans (including such Lender's participations in Swing Line Advances and L/C Obligations) owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.4.1 that affects such Participant.  Subject to Section 13.3.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.5.1, 2.5.2, and 2.3.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.2.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.2 as though it were a Lender, provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender.

13.3.5      Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.8, 2.3.15, 2.5.1 or 2.5.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent; provided, however, in no instance shall the Borrower's Obligations be increased as a result thereof.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8 unless the Borrower consents in writing to the participation sold to such Participant and such Participant complies with Section 2.8.5 as though it were a Lender.

13.3.6      Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or foreclosure with respect to any such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

13.3.7      Resignation as Swing Line Lender and L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Regions assigns all of its Commitment and the Revolving Loan Advances, Swing Line Advances and L/C Obligations pursuant to Section 13.3.2 above, Regions may, upon 30 days notice to the Borrower and the Lenders, resign as Swing Line Lender and/or L/C Issuer.  If at any time Regions ceases to be the Administrative Agent hereunder, Borrower's obligations under Section 7.30 hereof will immediately terminate. In the event of any such resignation as Swing Line Lender and/or L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender and/or L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Regions as Swing Line Lender and/or L/C Issuer.  If Regions resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.6.3).  Upon the appointment of a successor Swing Line Lender and/or L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender and/or L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Regions to effectively assume the obligations of Regions with respect to such Letters of Credit.

13.4       Administrative Matters.

13.4.1      Amendment, Waiver, Consent, Etc.  Except as otherwise provided herein or as to any term or provision hereof which specifically provides for the consent or approval of the Administrative Agent, the Required Lenders and/or the Lenders, as applicable, no term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders; provided, however, that notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

(a)           postpones any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (with the exception of the extension of the Initial Maturity Date contemplated in Section 2.2.1, which can be granted solely by the Administrative Agent if the conditions of Section 2.2.1 have been fulfilled),

(b)           releases or discharges any material portion of the Collateral other than in accordance with the express provisions of the Loan Documents except to the extent the release of such Collateral is permitted by this Agreement (in which case such release may be made by the Administrative Agent acting alone),

(c)           amends, modifies or waives any provisions of this Section 13.4,

(d)           reduces the principal of, or the rate of interest specified herein on, any Revolving Loan Advance, Swing Line Advance or L/C Borrowing, or (subject to clause (iv) of the second proviso at the end of this Section 13.4.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate,

(e)           changes the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender,

(f)           increases the Commitment of any Lender (or reinstates any Commitment terminated pursuant to Article 11) without the written consent of such Lender,

(g)           releases or waives any guaranty of the Obligations or indemnifications provided in the Loan Documents except to the extent the release of the Guarantor is permitted by this Agreement (in which case such release may be made by the Administrative Agent acting alone); or

(h)           changes Section 11.2 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender.

13.4.2      Deemed Consent or Approval.  With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Agreement, or if the Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct.  The Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

"THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE.  FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE,"

and if (and only if) the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Administrative Agent within ten (10) calendar days of such Lender's receipt of such notice.

13.5       Defaulting Lenders. A Defaulting Lender's right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended while such Lender is a Defaulting Lender. In the case of a Defaulting Lender under clauses (a) or (b) in the definition of Defaulting Lender in this Agreement, such Defaulting Lender shall have no right to receive any amounts, whether principal, interest or otherwise, owing to such Defaulting Lender under this Agreement or any of the other Loan Documents until such Defaulting Lender has paid all amounts owing by such Defaulting Lender under this Agreement and such other Loan Documents.  The rights of such Defaulting Lender in amounts owing to such Defaulting Lender under this Agreement and the other Loan Documents shall be subordinate in all respects to the rights of the other Lenders in amounts owing to such other Lenders under this Agreement and the other Loan Documents.  The amounts owing by such Defaulting Lender under this Agreement and the other Loan Documents shall be deducted from and set off against the amounts otherwise owing to such Defaulting Lender under this Agreement and the other Loan Documents.  Such Defaulting Lender shall immediately pay to the Administrative Agent all sums of any kind paid to or received by such Defaulting Lender from Borrower or otherwise with respect to the Credit Facility, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor, until all amounts owing by such Defaulting Lender under this Agreement and the other Loan Documents are fully repaid.  Notwithstanding the fact that such Defaulting Lender may temporarily hold such sums, such Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Administrative Agent, it being the express intention of the Lenders that the Administrative Agent shall distribute such sums in accordance with the terms of this Agreement.

14.         CASUALTY AND TAKING.

14.1       Casualty or Taking; Obligation To Repair.  In the event of the occurrence of an Event of Loss as to any Collateral Property, the Borrower shall give immediate written notice thereof to the Administrative Agent. In the event of the occurrence of an Event of Loss as to any Collateral Property or any damage or destruction to any Collateral Property by reason of fire or other hazard or casualty, the Borrower shall proceed with reasonable diligence, in full compliance with all Laws and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected Collateral Property to its condition immediately prior to such Event of Loss (each, the "Repair Work").

14.2       Adjustment of Claims.  All insurance claims or condemnation or similar awards shall be adjusted or settled by the Borrower, at the Borrower's sole cost and expense, and Borrower shall give written notice of same to the Administrative Agent; provided, however, that (i) the Administrative Agent shall have the right to participate in any adjustment or settlement for any Borrowing Base Property with respect to which the Net Proceeds in the aggregate are equal to or greater than Five Hundred Thousand Dollars ($500,000) and (ii) if any Event of Default exists under any of the Loan Documents, the Administrative Agent shall have the right to adjust, settle, and compromise such claims without the approval of the Borrower.

14.3       Payment and Application of Insurance Proceeds and Condemnation Awards.

14.3.1      Insurance Proceeds.  All Net Proceeds shall be paid to the Administrative Agent and, at the Administrative Agent's option, be applied to the Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement to its condition immediately prior to such Event of Loss (collectively, "Cost To Repair") all in accordance with this Section 14.3.  If any Net Proceeds are received directly by any Loan Party, such Loan Party shall hold such Net Proceeds in trust for the Administrative Agent and shall promptly deliver such Net Proceeds in kind to the Administrative Agent.  Notwithstanding any other term or provision of this Agreement, provided no Default or Event of Default is then in existence, all Net Proceeds related to any Collateral Property which is not a Borrowing Base Property shall be released to the Borrower for such repair and reconstruction, without the Borrower having to satisfy the conditions of Section 14.3 and 14.4 hereof.

14.3.2      Release of Funds.  Notwithstanding the terms and provisions hereof, with respect to any Borrowing Base Property, if the Net Proceeds do not exceed Five Hundred Thousand Dollars ($500,000) and the Insurance/Taking Release Conditions have been satisfied in a manner reasonably acceptable to the Administrative Agent, the Administrative Agent shall release the Net Proceeds to pay for the actual Cost to Repair and the applicable Loan Party shall commence and diligently prosecute to completion the Repair Work relative to the subject Collateral Property, with any excess being retained by the applicable Loan Party.

14.3.3      Conditions.  Notwithstanding the terms and provisions hereof, with respect to any Borrowing Base Property, if either (i) the Net Proceeds are equal to or greater than Five Hundred Thousand Dollars ($500,000) or (ii) the Net Proceeds do not exceed Five Hundred Thousand Dollars ($500,000), but the Insurance/Taking Release Conditions have not been satisfied with respect to such Event of Loss, the Administrative Agent, at the Administrative Agent's option, may apply the Net Proceeds to the Obligations or release so much of the Net Proceeds as may be required to pay for the actual Cost To Repair in accordance the limitations and procedures set forth herein, if the following conditions are satisfied in a manner reasonably acceptable to the Administrative Agent:

(a)           no Default or Event of Default shall have occurred and be continuing under the Loan Documents;

(b)           in the Administrative Agent's good faith judgment such Net Proceeds together with any additional funds as may be deposited with and pledged to the Administrative Agent, on behalf of the Lenders, are sufficient to pay for the Cost To Repair. In order to make this determination, the Administrative Agent shall be furnished by the Borrower with an estimate of the Cost to Repair accompanied by an independent architect's or engineer's certification as to such Cost to Repair and appropriate plans and specifications for the Repair Work;

(c)           the subject Event of Loss was not a Major Event of Loss;

(d)           the Administrative Agent in the exercise of its reasonable discretion, shall have determined that all rents from Leases of the subject Collateral Property which are to abate pursuant to their terms are to be payable to the Borrowing Base Property Owner, subject to deductibles, if any, permitted pursuant to the insurance policies to be maintained pursuant to this Agreement, from Rent Loss Proceeds; and

(e)           in the Administrative Agent's good faith judgment, the Repair Work can reasonably be completed on or before the time required under applicable Laws.

14.4       Conditions To Release of Insurance Proceeds.  If the Administrative Agent elects or is required to release insurance proceeds, the Administrative Agent may impose reasonable conditions on such release.

14.5       Consultants.  The Administrative Agent shall have the right to hire, at the reasonable cost and expense of the Borrower, a Lender's Consultant to assist the Administrative Agent in the determination of the satisfaction of the conditions provided for herein for the release of the Net Proceeds, to pay the Costs to Repair and to periodically inspect the status of the construction of any Repair Work.

14.6       Final Payments.  In the event that the Administrative Agent makes any Net Proceeds available to any Loan Party for the payment of Costs to Repair as provided for herein, upon the completion of the Repair Work as certified by the applicable Lender's Consultant and if there is no Lender's Consultant, an independent architect or engineer retained by the Borrower, and receipt by the Administrative Agent of satisfactory evidence of payment and release of all liens, any excess Net Proceeds still held by the Administrative Agent shall be remitted by the Administrative Agent to the Borrower provided that no Event of Default shall have occurred and be continuing.

14.7       No Default.  The Administrative Agent acknowledges that provided that no Event of Default has occurred and is continuing, all Rent Loss Proceeds shall be payable to the Borrower or the applicable Loan Party.

15.         GENERAL PROVISIONS.

15.1       Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, the Administrative Agent, the Swing Line Lender or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 15.1 attached hereto; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to a Lender, the Swing Line Lender or the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, however, that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2 if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, however, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided, however, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           RESERVED.

(d)           Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by Administrative Agent, Swing Line Lender, L/C Issuer and Lenders.  The Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Swing Line Lender, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

15.2       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loan Advances or Swing Line Advances, as applicable or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

15.3       Parties Bound.  The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

This Agreement is a contract by and among the Borrower, the Administrative Agent and each of the Lenders for their mutual benefit, and no third Person shall have any right, claim or interest against either Administrative Agent, any of the Lenders or the Borrower by virtue of any provision hereof.

15.4       Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

15.4.1      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TENNESSEE;

Provided that, notwithstanding the foregoing choice of law:

(a)           The Mortgages and the procedures governing the enforcement by Administrative Agent of its foreclosure and other remedies under the Security Documents and under the other Loan Documents with respect to each Collateral Property shall be governed by the laws of the State in which such Collateral Property is located;

(b)           Administrative Agent shall comply with applicable law of the applicable State to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under the Security Documents and the other Loan Documents with respect to each Collateral Property or other assets; and

(c)           The Environmental Indemnity Agreements with respect to each Collateral  Property shall be governed by Federal law and the laws of the State in which such Collateral Property is located, and the provisions of Federal law and the law of the applicable State shall apply in defining the terms Hazardous Materials and Hazardous Material Laws applicable to each Collateral Property as such terms are used in this Agreement, the Environmental Indemnity and the other Loan Documents.

15.4.2      SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TENNESSEE AND OF THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF TENNESSEE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TENNESSEE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, THE SWING LINE LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

15.4.3      WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 15.4.2 OF THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

15.4.4      SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.1.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

15.4.5      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.5       Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof until the payment in full of all Obligations hereunder and termination of the Credit Facility.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Credit Extension or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

15.6       Cumulative Rights.  All of the rights of the Administrative Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Administrative Agent may determine in its sole good faith judgment.

15.7       Expenses; Indemnity; Damage Waiver.

15.7.1      Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Swing Line Lender in connection with any Swing Line Advance or any demand for payment related thereto and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Loan Advances made, Swing Line Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loan Advances, Swing Line Advances or Letters of Credit.

15.7.2      Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Swing Line Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.8), (ii) any Revolving Loan Advance, Swing Line Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

15.7.3      Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 15.7.1 or 15.7.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swing Line Lender, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swing Line Lender, the L/C Issuer or such Related Party, as the case may be, such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swing Line Lender or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this Section 15.7.3 are subject to the provisions of Section 12.2.

15.7.4      Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and the Administrative Agent and each Lender shall not assert, and hereby waives any claim against a Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan Advance, Swing Line Advance or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 15.7.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from a claim described in clause (x) or (y) of Section 15.7.2.

15.7.5      Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

15.7.6      Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

15.8       Regarding Consents.  Except to the extent expressly provided herein, any and all consents to be made hereunder by the Administrative Agent, Required Lenders, or Lenders shall be in the discretion of the Person to whom consent rights are given hereunder.

15.9       Obligations Absolute.  Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower and the obligations of the Loan Parties under the Loan Documents shall be joint and several, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Loan Party may have at any time against the Administrative Agent or any of the Lenders whether in connection with the Credit Facility or any unrelated transaction.

15.10     Table of Contents, Title and Headings.  Any Table of Contents, the titles and the headings of sections are not parts of this Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

15.11     Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.1, this Agreement shall become effective when the Administrative Agent and the Borrower shall have received counterparts hereof that, when taken together, bear the signatures of each party hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

15.12     Time Of the Essence.  Time is of the essence of each provision of this Agreement and each other Loan Document.

15.13     No Oral Change.  This Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent).  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement or any of the other Loan Documents.

15.14     Monthly Statements.  While the Administrative Agent may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of the Administrative Agent to issue any Statement on one or more occasions shall not affect the Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lenders and so the Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lenders' rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

15.15     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction completed hereby, the Borrower and each other Loan Party acknowledges and agrees that:  (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are arm's length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); and  (ii) the Administrative Agent has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty, except as otherwise provided herein.

15.16     USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

15.17     Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, trustees, advisors and representatives to the extent such parties require such information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.1.1 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swing Line Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:	MID-AMERICA APARTMENT COMMUNITIES, INC.

By: /s/Al Campbell
Name: Al Campbell
Title: Executive Vice President and Chief Financial Officer

MID-AMERICA APARTMENTS, L.P.

By: Mid-America Apartment Communities, Inc.
Its: Sole General Partner

By: /s/Al Campbell
Name: Al Campbell
Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	REGIONS BANK

By: /s/Thomas K. Day
Name: Thomas K. Day
Title: Managing Director

LENDERS:	REGIONS BANK

By: /s/Thomas K. Day
Name: Thomas K. Day
Title: Managing Director

FIRST TENNESSEE BANK, N.A.

By:
Name:
Title:

LEAD ARRANGER AND
SOLE BOOKRUNNER:	REGIONS CAPITAL MARKETS,
a division of Regions Bank

By: /s/ Robert L. Chiles
Name: Robert L. Chiles
Title: Managing Director